EXHIBIT 1




                                CREDIT AGREEMENT

                                  by and among

                               RENT-WAY, INC. and
                             RENT-WAY OF TTIG, L.P.

                                       and

                            THE LENDERS PARTY HERETO

                                       and

           NATIONAL CITY BANK OF PENNSYLVANIA, as Administrative Agent

                                       and

                  BANK OF AMERICA, N.A. as Documentation Agent

                                       and

                                  HARRIS TRUST
                     AND SAVINGS BANK, as Syndication Agent

                         Dated as of September 23, 1999

          As Amended by Amendment No. 1 dated as of November 17, 1999,
           As Amended by Amendment No. 2 dated as of December 6, 1999,
           As Amended by Amendment No. 3 dated as of December 7, 1999,
            As Amended by Amendment No. 4 dated as of June 28, 2000,
        As Amended by Amendment No. 5 dated as of November 16, 2000, and
         As Amended by Amendment No. 6 dated as of October 5, 2001, and

                                TABLE OF CONTENTS

        Section                                                 Page

                                    - i -




1.    CERTAIN DEFINITIONS.....................................................1
--    -------------------
   1.1   Certain Definitions..................................................1
   ---   -------------------
   1.2   Construction........................................................20
   ---   ------------
      1.2.1    Number; Inclusion.............................................20
      -----    -----------------
      1.2.2    Determination.................................................20
      -----    -------------
      1.2.3    Administrative Agent's Discretion and Consent.................20
      -----    ---------------------------------------------
      1.2.4    Documents Taken as a Whole....................................20
      -----    --------------------------
      1.2.5    Headings......................................................20
      -----    --------
      1.2.6    Implied References to this Agreement..........................20
      -----    ------------------------------------
      1.2.7    Persons.......................................................21
      -----    -------
      1.2.8    Modifications to Documents....................................21
      -----    --------------------------
      1.2.9    From, To and Through..........................................21
      -----    --------------------
      1.2.10   Shall; Will...................................................21
      ------   -----------
   1.3   Accounting Principles...............................................21
   ---   ---------------------


2.    REVOLVING CREDIT FACILITIES............................................21
--    ---------------------------
   2.1   Revolving Credit Commitments........................................21
   ---   ----------------------------
      2.1.1    Revolving Credit Loans........................................21
      -----    ----------------------
      2.1.2    [Intentionally Omitted].......................................22
      -----    -----------------------
   2.2   Nature of Lenders' Obligations with
         Respect to Revolving Credit Loans...................................22
         ---------------------------------
   2.3   Commitment Fees.....................................................23
   ---   ---------------
   2.4   [Intentionally Omitted].......... ..................................23
   ---   ------------------------
   2.5   Revolving Credit Loan Requests......................................23
   ---   ------------------------------
      2.5.1    Revolving Credit Loan Requests................................23
      -----    ------------------------------
      2.5.2    [Intentionally Omitted].......................................24
      -----    -----------------------
   2.6   Making Revolving Credit Loans.......................................24
   ---   -----------------------------
      2.6.1    Making Revolving Credit Loans.................................24
      -----    -----------------------------
      2.6.2    [Intentionally Omitted].......................................24
      -----    -----------------------
   2.7   Revolving Credit Notes..............................................24
   ---   ----------------------
      2.7.1    Revolving Credit Notes........................................24
      -----    ----------------------
      2.7.2    [Intentionally Omitted].......................................24
                ---------------------
   2.8   Use of Proceeds.....................................................24
   ---   ---------------
   2.9   Letter of Credit Subfacility........................................25
   ---   ----------------------------
      2.9.1    Issuance of Letters of Credit.................................25
      -----    -----------------------------
      2.9.2    Letter of Credit Fees.........................................25
      -----    ---------------------
      2.9.3    Disbursements, Reimbursement..................................25
      -----    ----------------------------
      2.9.4    Repayment of Participation Advances...........................27
      -----    -----------------------------------
      2.9.5    Documentation.................................................27
      -----    -------------
      2.9.6    Determinations to Honor Drawing Requests......................27
      -----    ----------------------------------------
      2.9.7    Nature of Participation and Reimbursement Obligations.........28
      -----    -----------------------------------------------------
      2.9.8    Indemnity.....................................................29
      -----    ---------
      2.9.9    Liability for Acts and Omissions..............................29
      -----    --------------------------------


3.    TERM LOANS.............................................................30
--    ----------
   3.1   Term Loan Commitments...............................................30
   ---   ---------------------
      3.1.1    Term Loan A Commitments.......................................30
      -----    -----------------------
      3.1.2    Term Loan B Commitments.......................................30
      -----    -----------------------
   3.2   Nature of Lenders' Obligations with Respect to Term Loans...........30
   ---   ---------------------------------------------------------
   3.3   Term Loan Notes.....................................................31
   ---   ---------------
   3.4   Use of Proceeds.....................................................32
   ---   ---------------


4.    INTEREST RATES.........................................................32
--    --------------
   4.1   Interest Rate Options...............................................32
   ---   ---------------------
      4.1.1    Revolving Credit Interest Rate Options........................32
      -----    --------------------------------------
      4.1.2    Term Loan A Interest Rate Options.............................32
      -----    ---------------------------------
      4.1.3    Term Loan B Interest Rate Options.............................33
      -----    ---------------------------------
      4.1.4    Rate Quotations...............................................33
      -----    ---------------
   4.2   Interest Periods....................................................33
   ---   ----------------
      4.2.1    Ending Date and Business Day..................................33
      -----    ----------------------------
      4.2.2    Amount of Borrowing Tranche...................................34
      -----    ---------------------------
      4.2.3    Termination Before Expiration Date............................34
      -----    ----------------------------------
      4.2.4    Renewals......................................................34
      -----    --------
   4.3   Interest After Default..............................................34
   ---   ----------------------
      4.3.1    Letter of Credit Fees, Interest Rate..........................34
      -----    ------------------------------------
      4.3.2    Other Obligations.............................................34
      -----    -----------------
      4.3.3    Acknowledgment................................................34
      -----    --------------
   4.4   Euro-Rate Unascertainable; Illegality; Increased Costs;
         Deposits Not Available..............................................35
   ---   ------------------------------------------------------
      4.4.1    Unascertainable...............................................35
      -----    ---------------
      4.4.2    Illegality; Increased Costs; Deposits Not Available...........35
      -----    ---------------------------------------------------
      4.4.3    Administrative Agent's and Lender's Rights....................35
      -----    ------------------------------------------
   4.5   Selection of Interest Rate Options..................................36
   ---   ----------------------------------


5.    PAYMENTS...............................................................36
--    --------
   5.1   Payments............................................................36
   ---   --------
   5.2   Pro Rata Treatment of Lenders.......................................37
   ---   -----------------------------
   5.3   Interest Payment Dates..............................................37
   ---   ----------------------
   5.4   Voluntary Repayments................................................37
   ---   --------------------
      5.4.1    Right to Repay................................................37
      -----    --------------
      5.4.2    Commitment Reductions.........................................38
      -----    ---------------------
      5.4.3    Replacement of a Lender.......................................39
      -----    -----------------------
      5.4.4    Change of Lending Office......................................39
      -----    ------------------------
   5.5   Mandatory Prepayments...............................................40
   ---   ---------------------
      5.5.1    Excess Cash Flow..............................................40
      -----    ----------------
      5.5.2    Sale of Assets; Issuance of Stock;
               Incurrence of Indebtedness; Casualty Events ..................40
      -----    -------------------------------------------
      5.5.3    Application Among Interest Rate Options.......................41
      -----    ---------------------------------------
   5.6   Additional Compensation in Certain Circumstances....................41
   ---   ------------------------------------------------
      5.6.1    Increased Costs or Reduced Return Resulting From Taxes,
               Reserves, Capital Adequacy Requirements, Expenses, Etc........41
      -----    ------------------------------------------------------
      5.6.2    Indemnity.....................................................42
      -----    ---------


6.    REPRESENTATIONS AND WARRANTIES.........................................43
--    ------------------------------
   6.1   Representations and Warranties......................................43
   ---   ------------------------------
      6.1.1    Organization and Qualification................................43
      -----    ------------------------------
      6.1.2    Capitalization and Ownership..................................43
      -----    ----------------------------
      6.1.3    Subsidiaries..................................................43
      -----    ------------
      6.1.4    Power and Authority...........................................44
      -----    -------------------
      6.1.5    Validity and Binding Effect......................... .........44
      -----    ---------------------------
      6.1.6    No Conflict...................................................44
      -----    -----------
      6.1.7    Litigation....................................................44
      -----    ----------
      6.1.8    Title to Properties...........................................45
      -----    -------------------
      6.1.9    Financial Statements..........................................45
      -----    --------------------
      6.1.10   Use of Proceeds; Margin Stock.................................45
      ------   -----------------------------
      6.1.11   Full Disclosure...............................................46
      ------   ---------------
      6.1.12   Taxes.........................................................46
      ------   -----
      6.1.13   Consents and Approvals........................................46
      ------   ----------------------
      6.1.14   No Event of Default; Compliance with Instruments..............47
      ------   ------------------------------------------------
      6.1.15   Patents, Trademarks, Copyrights, Licenses, Etc................47
      ------   ----------------------------------------------
      6.1.16   Security Interests............................................47
      ------   ------------------
      6.1.17   Mortgage Liens................................................48
      ------   --------------
      6.1.18   Status of the Pledge Collateral...............................48
      ------   -------------------------------
      6.1.19   Insurance.....................................................48
      ------   ---------
      6.1.20   Compliance with Laws..........................................48
      ------   --------------------
      6.1.21   Material Contracts; Burdensome Restrictions...................49
      ------   -------------------------------------------
      6.1.22   Investment Companies; Regulated Entities......................49
      ------   ----------------------------------------
      6.1.23   Plans and Benefit Arrangements................................49
      ------   ------------------------------
      6.1.24   Employment Matters............................................50
      ------   ------------------
      6.1.25   Environmental Matters.........................................51
      ------   ---------------------
      6.1.26   Senior Debt Status............................................53
      ------   ------------------
   6.2   Updates to Schedules................................................53
   ---   --------------------


7.    CONDITIONS OF LENDING..................................................53
--    ---------------------
   7.1   First Loans.........................................................53
   ---   -----------
      7.1.1    Officer's Certificate.........................................53
      -----    ---------------------
      7.1.2    Secretary's Certificate.......................................54
      -----    -----------------------
      7.1.3    Delivery of Loan Documents....................................54
      -----    --------------------------
      7.1.4    Opinion of Counsel............................................54
      -----    ------------------
      7.1.5    Legal Details.................................................55
      -----    -------------
      7.1.6    Payment of Fees...............................................55
      -----    ---------------
      7.1.7    Consents......................................................55
      -----    --------
      7.1.8    Officer's Certificate Regarding MACs..........................55
      -----    ------------------------------------
      7.1.9    No Violation of Laws..........................................56
      -----    --------------------
      7.1.10   No Actions or Proceedings.....................................56
      ------   -------------------------
      7.1.11   Insurance Policies; Certificates of Insurance; Endorsements...56
      ------   -----------------------------------------------------------
      7.1.12   Title Insurance...............................................56
      ------   ---------------
      7.1.13   Filing Receipts...............................................56
      ------   ---------------
      7.1.14   Amendment of Existing Credit Agreement........................57
      ------   --------------------------------------
      7.1.15   Blocked Account...............................................57
      ------   ---------------
      7.1.16   Waiver of Events of Default...................................57
      ------   ---------------------------
   7.2   Each Additional Loan................................................57
   ---   --------------------


8.    COVENANTS..............................................................58
--    ---------
   8.1   Affirmative Covenants...............................................58
   ---   ---------------------
      8.1.1    Preservation of Existence, Etc................................58
      -----    ------------------------------
      8.1.2    Payment of Liabilities, Including Taxes, Etc..................58
      -----    --------------------------------------------
      8.1.3    Maintenance of Insurance......................................58
      -----    ------------------------
      8.1.4    Maintenance of Properties and Leases..........................59
      -----    ------------------------------------
      8.1.5    Maintenance of Patents, Trademarks, Etc.......................60
      -----    ---------------------------------------
      8.1.6    Visitation Rights.............................................60
      -----    -----------------
      8.1.7    Keeping of Records and Books of Account.......................60
      -----    ---------------------------------------
      8.1.8    Plans and Benefit Arrangements................................60
      -----    ------------------------------
      8.1.9    Compliance with Laws..........................................60
      -----    --------------------
      8.1.10   Use of Proceeds...............................................61
      ------   ---------------
      8.1.11   Further Assurances............................................61
      ------   ------------------
      8.1.12   Subordination of Intercompany Loans...........................61
      ------   -----------------------------------
      8.1.13   Interest Rate Protection......................................62
      ------   ------------------------
      8.1.14   Rights of Lenders to Issuance of Warrants.....................62
      ------   -----------------------------------------
   8.2   Negative Covenants..................................................62
   ---   ------------------
      8.2.1    Indebtedness..................................................62
      -----    ------------
      8.2.2    Liens.........................................................63
      -----    -----
      8.2.3    Guaranties....................................................63
      -----    ----------
      8.2.4    Loans and Investments.........................................63
      -----    ---------------------
      8.2.5    Dividends and Related Distributions...........................64
      -----    -----------------------------------
      8.2.6    Liquidations, Mergers, Consolidations, Acquisitions...........64
      -----    ---------------------------------------------------
      8.2.7    Dispositions of Assets or Subsidiaries........................66
      -----    --------------------------------------
      8.2.8    Affiliate Transactions........................................67
      -----    ----------------------
      8.2.9    Subsidiaries, Partnerships and Joint Ventures.................67
      -----    ---------------------------------------------
      8.2.10   Continuation of or Change in Business.........................67
      ------   -------------------------------------
      8.2.11   Plans and Benefit Arrangements................................67
      ------   ------------------------------
      8.2.12   Fiscal Year...................................................68
      ------   -----------
      8.2.13   Issuance of Stock.............................................68
      ------   -----------------
      8.2.14   Changes in Organizational Documents...........................69
      ------   -----------------------------------
      8.2.15   Capital Expenditures and Leases...............................69
      ------   -------------------------------
      8.2.16   Maximum Leverage Ratio (Total Funded Debt)....................69
      ------   ------------------------------------------
      8.2.17   [Intentionally Omitted].......................................70
      ------   -----------------------
      8.2.18   Minimum Interest Coverage Ratio...............................70
      ------   -------------------------------
      8.2.19   Minimum Net Worth.............................................70
      ------   -----------------
      8.2.20   Fixed Charge Coverage Ratio...................................71
      ------   ---------------------------
      8.2.21   Rental Merchandise Usage......................................71
      ------   ------------------------
   8.3   Reporting Requirements..............................................71
   ---   ----------------------
      8.3.1    Monthly Financial Statements..................................71
      -----    ----------------------------
      8.3.2    Quarterly Financial Statements................................72
      -----    ------------------------------
      8.3.3    Annual Financial Statements...................................72
      -----    ---------------------------
      8.3.4    Certificate of the Borrower...................................73
      -----    ---------------------------
      8.3.5    Weekly Cash Flow Forecast.....................................73
      -----    -------------------------
      8.3.6    Notice of Default.............................................73
      -----    -----------------
      8.3.7    Notice of Litigation..........................................73
      -----    --------------------
      8.3.8    Certain Events................................................74
      -----    --------------
      8.3.9    Budgets, Forecasts, Other Reports and Information.............74
      -----    -------------------------------------------------
      8.3.10   Notices Regarding Plans and Benefit Arrangements..............75
      ------   ------------------------------------------------


9.    DEFAULT................................................................76
--    -------
   9.1   Events of Default...................................................76
   ---   -----------------
      9.1.1    Payments Under Loan Documents.................................76
      -----    -----------------------------
      9.1.2    Breach of Warranty............................................76
      -----    ------------------
      9.1.3    Breach of Negative Covenants or Visitation Rights.............77
      -----    -------------------------------------------------
      9.1.4    Breach of Other Covenants.....................................77
      -----    -------------------------
      9.1.5    Defaults in Other Agreements or Indebtedness..................77
      -----    --------------------------------------------
      9.1.6    Final Judgments or Orders.....................................77
      -----    -------------------------
      9.1.7    Loan Document Unenforceable...................................77
      -----    ---------------------------
      9.1.8    Uninsured Losses; Proceedings Against Assets..................78
      -----    --------------------------------------------
      9.1.9    Notice of Lien or Assessment..................................78
      -----    ----------------------------
      9.1.10   Insolvency....................................................78
      ------   ----------
      9.1.11   Events Relating to Plans and Benefit Arrangements.............78
      ------   -------------------------------------------------
      9.1.12   Cessation of Business.........................................79
      ------   ---------------------
      9.1.13   Change of Control.............................................79
      ------   -----------------
      9.1.14   Involuntary Proceedings.......................................79
      ------   -----------------------
      9.1.15   Voluntary Proceedings.........................................79
      ------   ---------------------
   9.2   Consequences of Event of Default....................................80
   ---   --------------------------------
      9.2.1    Events of Default Other Than Bankruptcy, Insolvency
               or Reorganization Proceeding................s.................80
      -----    ---------------------------------------------------
      9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings..........80
      -----    ----------------------------------------------------
      9.2.3    Set-off.......................................................80
      -----    -------
      9.2.4    Suits, Actions, Proceedings...................................81
      -----    ---------------------------
      9.2.5    Application of Proceeds.......................................81
      -----    -----------------------
      9.2.6    Other Rights and Remedies.....................................82
      -----    -------------------------
   9.3   Notice of Sale......................................................82
   ---   --------------


10.   THE AGENT..............................................................82
---   ---------
   10.1  Appointment.........................................................82
   ----  -----------
   10.2  Delegation of Duties................................................82
   ----  --------------------
   10.3  Nature of Duties; Independent Credit Investigation..................83
   ----  --------------------------------------------------
   10.4  Actions in Discretion of Administrative Agent;
         Instructions from the Lenders.......................................83
   ----  ---------------------------------------------
   10.5  Reimbursement and Indemnification of Administrative Agent...........84
   ----  ---------------------------------------------------------
   10.6  Exculpatory Provisions; Limitation of Liability.....................84
   ----  -----------------------------------------------
   10.7  Reimbursement and Indemnification of
         Administrative Agent by Lenders.....................................85
   ----  -------------------------------
   10.8  Reliance by Administrative Agent....................................86
   ----  --------------------------------
   10.9  Notice of Default...................................................86
   ----  -----------------
   10.10 Notices.............................................................86
   ----- -------
   10.11 Lenders in Their Individual Capacities..............................86
   ----- --------------------------------------
   10.12 Holders of Notes....................................................87
   ----- ----------------
   10.13 Equalization of Lenders.............................................87
   ----- -----------------------
   10.14 Successor Administrative Agent......................................87
   ----- ------------------------------
   10.15 Availability of Funds...............................................88
   ----- ---------------------
   10.16 Calculations........................................................88
   ----- ------------
   10.17 Beneficiaries.......................................................89
   ----- -------------


11.   MISCELLANEOUS..........................................................89
---   -------------
   11.1  Modifications, Amendments or Waivers................................89
   ----  ------------------------------------
      11.1.1   Increase of Commitment; Extension or Expiration Date..........89
      ------   ----------------------------------------------------
      11.1.2   Extension of Payment; Reduction of Principal Interest or Fees;
               Modification of Terms of Payment..............................89
      ------   -------------------------------
      11.1.3   Release of Collateral or Guarantor............................90
      ------   ----------------------------------
      11.1.4   Miscellaneous.................................................90
      ------   -------------
   11.2  No Implied Waivers; Cumulative Remedies; Writing Required...........90
   ----  ---------------------------------------------------------
   11.3  Reimbursement and Indemnification of Lenders; Taxes.................91
   ----  ---------------------------------------------------
   11.4  Holidays............................................................91
   ----  --------
   11.5  Funding by Branch, Subsidiary or Affiliate..........................92
   ----  ------------------------------------------
      11.5.1   Notional Funding..............................................92
      ------   ----------------
      11.5.2   Actual Funding................................................92
      ------   --------------
   11.6  Notices.............................................................92
   ----  -------
   11.7  Severability........................................................93
   ----  ------------
   11.8  Governing Law.......................................................93
   ----  -------------
   11.9  Prior Understanding.................................................93
   ----  -------------------
   11.10 Duration; Survival..................................................93
   ----- ------------------
   11.11 Successors and Assigns..............................................94
   ----- ----------------------
   11.12 Confidentiality.....................................................95
   ----- ---------------
   11.13 Counterparts........................................................96
   ----- ------------
   11.14 Administrative Agent's or Lender's Consent..........................97
   ----- ------------------------------------------
   11.15 Exceptions..........................................................97
   ----- ----------
   11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL..............................97
   ----- --------------------------------------
   11.17 Tax Withholding Clause..............................................97
   ----- ----------------------
   11.18 Joinder of Guarantors...............................................98
   ----- ---------------------
   11.19 Joint and Several Liability of Borrower and Co-Borrower.............98
   ----- --------------------------------------------------------

                                     - 26 -
                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)        -      PRICING GRID
SCHEDULE 1.1(B)        -      COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)        -      PERMITTED LIENS
SCHEDULE 6.1.1         -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.3         -      SUBSIDIARIES
SCHEDULE 6.1.7         -      LITIGATION
SCHEDULE 6.1.8         -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13        -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15        -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.18        -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19        -      INSURANCE POLICIES
SCHEDULE 6.1.21        -      MATERIAL CONTRACTS
SCHEDULE 6.1.23        -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25        -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1.16        -      EVENTS OF DEFAULT
SCHEDULE 8.2.1         -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)         -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)(1)      -      COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)      -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)      -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)      -      INDEMNITY AGREEMENT
EXHIBIT 1.1(I)(2)      -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)         -      MORTGAGE
EXHIBIT 1.1(P)(1)      -      PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)      -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)         -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)(1)      -      AMENDED AND RESTATED SECURITY AGREEMENT
EXHIBIT 1.1(T)(1)      -      TERM NOTE A
EXHIBIT 1.1(T)(2)      -      TERM NOTE B
EXHIBIT 2.5            -      LOAN REQUEST
EXHIBIT 7.1.4          -      OPINION OF COUNSEL
EXHIBIT 8.1.14         -      WARRANT AGREEMENT
EXHIBIT 8.3.4          -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is dated as of September 23, 1999 and is made by and among RENT-WAY, INC., a Pennsylvania corporation (the "Borrower") for itself and as successor by merger to Rentavision, Inc., a New York Corporation, and RENT-WAY OF TTIG, L.P., an Indiana Limited Partnership, (Rent-Way of TTIG, L.P. is referred to herein as the "Co-Borrower"), each of the Guarantors (as hereinafter defined), the LENDERS (as hereinafter defined), NATIONAL CITY BANK OF PENNSYLVANIA, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), BANK OF AMERICA, N.A. in its capacity as documentation agent for the Lenders, and HARRIS TRUST AND SAVINGS BANK, in its capacity as syndication agent.

                                   WITNESSETH:

                  WHEREAS, the Borrower and the Co-Borrower have requested the Administrative Agent and the Lenders to continue to provide (i) a revolving credit facility in an aggregate principal amount not to exceed $75,000,000.00,
(ii) a term loan in the amount of $117,567,083.30 ("Term Loan A") and (iii) a term loan in the amount of $170,980,650.64 ("Term Loan B").

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS
                                -------------------

                    1.1  Certain Definitions.

                    In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                         Acquiring  Person  shall  mean any  Person or group
of two or more Persons(excluding the Management Group) acting as a partnership, limited partnership,syndicate, or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Borrower, together with all affiliates and associates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended)of such Person or Persons.

                         Administrative Agent shall mean National City Bank of
Pennsylvania, and its successors and assigns.

                         Affiliate  as to any Person shall mean any other Person
(i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. Notwithstanding the foregoing, no Lender shall be deemed to be an Affiliate of the Borrower or any other Loan Party based upon any warrants issued to such Lender pursuant to Section 8.1.14 or any capital stock of the Borrower received in exchange for such warrants issued to such Lender.

                         Agreement shall mean this Credit Agreement, as the
same may be supplemented or amended from time to time, including all schedules and exhibits.

                         Annual Statements shall have the meaning assigned to
that term in Section 6.1.9(i).

                         Applicable Commitment Fee Rate shall mean a
percentage rate per annum equal to three-fourths of one percent
(.75%).

                         Applicable Margin shall mean, as applicable:

                         (A) the percentage  spread set forth on the pricing
grid attached hereto as Schedule 1.1(A) to be added to the Base Rate under the Base Rate Option.

                         (B) the percentage  spread set forth on the pricing
grid attached hereto as Schedule 1.1(A) to be added to the Euro-Rate under the Euro-Rate Option.

                         Assignment and Assumption Agreement shall mean an
Assignment and Assumption Agreement by and among a Purchasing Lender, a Transfer or Lender and the Administrative Agent, as Administrative Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

                         Authorized Officer shall mean those individuals,
designated by written notice to the Administrative Agent from the Borrower and the Co-Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower and the Co-Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

                         Base Net Worth shall mean the sum of $185,000,000
plus the amounts set forth in (i) (ii) and(iii) below which occur during the period from the Closing Date through the date of determination: (i) 75% of consolidated net income of the Borrower and its Subsidiaries for each fiscal year in which net income was earned (as opposed to a net loss) commencing with the fiscal year ended September 30, 2002, (ii) 90% of any increase in the Consolidated Net Worth resulting from a Permitted Acquisition and (iii) 90% of the amount of the cash net proceeds received by the Loan Parties from any offering consummated with respect to equity securities of the Borrower.

                         Base Rate shall mean the greater of (i) the interest
rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus one half percent (1/2%) per annum.

                         Base Rate Option shall mean either the Revolving
Credit Base Rate Option, the Term Loan A Base Rate Option or the Term Loan B Base Rate Option.

                         Benefit Arrangement shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                         Borrower  shall mean  Rent-Way,  Inc., a  corporation
organized and existing under the laws of the Commonwealth of Pennsylvania.

                         Borrowing Date shall mean,  with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                         Borrowing  Tranche shall mean  specified  portions of
Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which the Base Rate Option applies shall constitute one Borrowing Tranche.

                         Business Day shall mean any day other than a Saturday
or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

                         Cash Equivalents  shall mean cash and all investments
permitted by the Loan Parties described in items (i) through (v) in the definition of Permitted Investments.

                         Co-Borrower  shall mean  Rent-Way  of TTIG,  L.P.,  a
limited partnership organized and existing under the laws of the State of Indiana.

                         Closing Date shall mean October 5, 2001.

                         Collateral shall mean the Pledge Collateral,  the UCC
Collateral, the Intellectual Property Collateral and the Real Property.

                         Collateral Assignments shall mean the Collateral
Assignments in the form of Exhibit 1.1(C).

                         Commitment  shall mean as to any Lender the aggregate
of its Revolving Credit Commitments, Term Loan A Commitments and Term Loan B Commitments, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan A Commitments and Term Loan B Commitments of all of the Lenders.

                         Commitment Fee shall have the meaning assigned to
that term in Section 2.3.

                         Consideration   shall   mean  with   respect  to  any
Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the capital stock of the Borrower or any Loan Party issued to the seller in connection therewith, (iii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iv) any Guaranty given or incurred by any Loan Party in connection therewith, and (v) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

                         Consolidated  Adjusted Cash Flow from  Operations for
any period of determination shall mean (i) the sum of net income, amortization, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, Consolidated Adjusted Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Administrative Agent and based upon the historical financial statements reasonably acceptable to the Administrative Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower based upon the Permitted Acquisition.

                         Consolidated Cash Flow from Operations for any period
of determination shall mean (i) the sum of net income, depreciation (excluding depreciation of Rental Merchandise), amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, Consolidated Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Administrative Agent and based upon the historical financial statements reasonably acceptable to the Administrative Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower based upon the Permitted Acquisition.

                         Consolidated Funded Debt shall mean as of any date of
determination, the sum of Indebtedness for borrowed money (including capitalized leases) and Letters of Credit Outstanding, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP, minus any Payment-in-Kind Interest included in the foregoing calculation.

                         Consolidated  Net Worth  shall mean as of any date of
determination, total stockholders' equity plus preferred stock (to the extent it is not already included in the stockholders' equity), of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                         Dollar,  Dollars, U.S. Dollars and the symbol $ shall
mean lawful money of the United States of America.

                         Drawing Date shall have the meaning assigned to that
term in Section 2.9.3.2.

                         Environmental   Complaint   shall  mean  any  written
complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                         Environmental Conditions shall mean any conditions of
the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                         Environmental  Laws  shall mean all  federal,  state,
local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                         ERISA  shall  mean  the  Employee  Retirement  Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                         ERISA Group shall mean, at any time, the Borrower and
all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                         Euro-Rate  shall  mean,  with  respect  to  any  Loan
comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate at 11:00 a.m. Pittsburgh time two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower, the Co-Borrower and the Lenders of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                         Euro-Rate Option shall mean either the Revolving
Credit Euro-Rate Option, the Term Loan A Euro-Rate Option or the Term Loan B Euro-Rate Option.

                         Euro-Rate  Reserve  Percentage shall mean the maximum
percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                         Event  of  Default  shall  mean  any  of  the  events
described in Section 9.1 and referred to therein as an "Event of Default."

                         Excess Cash Flow shall be computed as of the close of
each fiscal year by taking the difference between Consolidated Cash Flow from Operations plus depreciation of Rental Merchandise for such fiscal year and the sum of (i) Fixed Charges, (ii) capital expenditures and (iii) expenditures in connection with the purchase of Rental Merchandise, each as calculated for such fiscal year. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Administrative Agent of the Borrower's audited financial statements for such preceding year.

                         Expiration Date shall mean, with respect to the
Revolving Credit Commitments, December 31, 2003.

                         Federal Funds  Effective  Rate for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                         Financial Projections shall have the meaning assigned
to that term in Section 6.1.9(ii).

                         Fixed  Charge  Coverage  Ratio  shall  mean,  for any
period of determination, the ratio of (i) Consolidated Cash Flow from Operations minus capital expenditures (excluding Rental Merchandise) to (ii) Fixed Charges, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                         Fixed   Charges   shall  mean,   for  any  period  of
determination, the sum of cash interest expense, income taxes, and the current portion of long term Indebtedness (including capitalized leases), in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                         GAAP  shall  mean   generally   accepted   accounting
principles  as are in effect  from time to time,  subject to the  provisions  of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                         Governmental Acts shall have the meaning assigned to
that term in Section 2.9.8.

                         Guarantor  shall  mean  each of the  parties  to this
Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

                         Guarantor Joinder shall mean a joinder by a Person as
a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                         Guaranty of any Person shall mean any  obligation  of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                         Guaranty   Agreement  shall  mean  the  Guaranty  and
Suretyship Agreement dated as of September 23, 1999, executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders and the Joinders pursuant to which Subsidiaries of the Borrower joined into the Guaranty Agreement subsequent to September 23, 1999.

                         Historical Statements shall have the meaning assigned
to that term in Section 6.1.9(i).

                         Indebtedness  shall  mean,  as to any  Person  at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                         Indemnity   Agreement   shall   mean  the   Indemnity
Agreement dated as of September 23, 1999, among the Lenders, the Administrative Agent and the Loan Parties relating to possible environmental liabilities associated with any of the Property.

                         Ineligible Security shall mean any security which may
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                         Insolvency Proceeding shall mean, with respect to any
Person, (a) case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or
(b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                         Intellectual  Property  Collateral  shall mean all of
the  property  described  in  the  Patent,   Trademark  and  Copyright  Security
Agreement.

                         Intercompany  Subordination  Agreement  shall  mean a
Subordination Agreement dated as of September 23, 1999, among the Loan Parties in favor of the Agent and the Lenders.

                         Interest   Coverage   Ratio   for   any   period   of
determination shall mean the ratio of Consolidated Adjusted Cash Flow from Operations to cash interest expense, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                         Interest  Period  shall have the meaning  assigned to
such term in Section 4.2.

                         Interest Rate Option shall mean any Euro-Rate Option
or the Base Rate Option.

                         Interest Rate Protection Agreements shall have the
meaning set forth in Section 8.1.13.

                         Interim Statements shall have the meaning assigned to
that term in Section 6.1.9(i).

                         Internal Revenue Code shall mean the Internal Revenue
Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                         Labor Contracts shall mean all employment agreements,
employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                         Law  shall  mean  any  law  (including  common  law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                         Lenders shall mean the financial  institutions  named
on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

                         Letter of Credit shall have the meaning assigned to
that term in Section 2.9.1.

                         Letter of Credit Borrowing shall mean an extension of
credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Loan under Section 2.9.3.2.

                         Letter of Credit Fee shall have the meaning assigned
to that term in Section 2.9.2.

                         Letters of Credit  Outstanding shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations (including Letter of Credit Borrowings).

                         Leverage Ratio shall mean the ratio of (i) the sum of
Consolidated Funded Debt plus three times the Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended, to (ii) Consolidated Cash Flow from Operations plus Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended.

                         Lien shall mean any mortgage,  deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                         Line of Business shall mean the rent-to-own business,
the rental purchase business, the rental business, related lines of business and other complementary or compatible business activities intended to service the Borrower's and Co-Borrower's marketing demographics.

                         LLC Interests shall have the meaning given to such
term in Section 6.1.3.

                         Loan Documents shall mean this Credit Agreement,  the
Administrative Agent's Fee Letter, the Collateral Assignment, the Guaranty Agreement, the Indemnity Agreement, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, the Warrant Agreement, all Interest Rate Protection Agreements between any Loan Party and any Lender or an Affiliate of any Lender, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                         Loan Parties shall mean the Borrower, the Co-Borrower
and the Guarantors.

                         Loan Request shall have the meaning given to such
term in Section 2.5.

                         Loans  shall  mean  collectively  and Loan shall mean
separately all Revolving Credit Loans, the Term Loans A and the Term Loans B, or any Revolving Credit Loan, Term Loan A or Term Loan B.

                         Management  Group shall mean  William E.  Morgenstern
and all other members of the board of directors of the Borrower and their respective Spouses, descendants, Spouses of descendants and trustees of trusts established for the benefit of such Persons, and the executors of estates of such Persons. "Spouses" shall include widows and widowers until first remarried.

                         Mass Mutual  Warrants  shall mean the warrants  dated
July 15, 1995, and all modifications and replacements thereof, issued by the Borrower to Massachusetts Mutual Life Insurance Company and its Affiliates to purchase Common Stock of the Borrower.

                         Managing  Agents  shall mean  National  City,  in its
capacity as Administrative Agent, Bank of America, N.A., in its capacity as Documentation Agent, and Harris Trust and Savings Bank, in its capacity as Syndication Agent.

                         Material   Adverse  Change  shall  mean  any  set  of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                         Month,  with  respect to an Interest  Period  under the
Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                         Mortgage  shall mean the Amended and Restated  Open-End
Mortgage and Security Agreement made as of September 22, 1999, as modified from time to time, by the Borrower in favor of the Agent for the benefit of the Lenders with respect to the Real Property, recorded with the Erie County Recorder of Deeds on September 27, 1999, at Book 0664, Page 0796.

                         Multiemployer Plan shall mean any employee benefit plan
which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                         Multiple  Employer Plan shall mean a Plan which has two
or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                         National   City  shall  mean   National  City  Bank  of
Pennsylvania, a national banking association, its successors and assigns. Notes shall mean the Revolving Credit Notes and the Term Notes. -----

                         Notices shall have the meaning assigned to that term in
Section 11.6.

                         Obligations  shall  mean  collectively  and  Obligation
shall mean separately any obligation or liability of any of the Loan Parties to the Administrative Agent or any of the Lenders or their Affiliates, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document.

                         Occupancy Expense for any period of determination shall
mean the consolidated rental expense under operating leases for the retail store sites (including common area maintenance charges, taxes and other amounts payable under lease agreements) of the Borrower and its Subsidiaries as lessees, determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, the Occupancy Expense for such period shall be adjusted on a pro forma basis acceptable to the Administrative Agent and based upon the historical financial statements of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period.

                         Official Body shall mean any national,  federal, state,
local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                         Participation  Advance shall mean,  with respect to any
Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.4.

                         Partnership  Interests  shall have the meaning given to
such term in Section 6.1.3.

                         Payment-in-Kind   Interest   shall  have  the   meaning
assigned to that term in Section 5.3.

                         Patent,  Trademark  and  Copyright  Security  Agreement
shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.

                         PBGC   shall   mean  the   Pension   Benefit   Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                         Permitted  Acquisitions shall have the meaning assigned
to such term in Section 8.2.6.

                           Permitted Investments shall mean:

                           (i)  direct  obligations  of  the  United  States  of
America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                           (ii)  commercial  paper  maturing in 180 days or less
rated not lower than A-1 by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

                           (iii) demand deposits,  time deposits or certificates
of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

                           (iv) repurchase agreements collaterized by securities
described in (i) above with any registered broker/dealer or any commercial bank described in (iii) above; and

                           (v)  investments  in money  market  funds  registered
under the Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933 and rated AAAm or AAAm-G by Standard & Poor's on the date of acquisition.

                           Permitted Liens shall mean:

                           (i) Liens for taxes, assessments, or similar charges,
incurred in the ordinary course of business and which are not yet due and payable;

                           (ii) Pledges or deposits made in the ordinary  course
of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                           (iii) Liens of mechanics, materialmen,  warehousemen,
carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                           (iv)  Good-faith  pledges  or  deposits  made  in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                           (v) Encumbrances  consisting of zoning  restrictions,
easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (vi) Liens, security interests and mortgages in favor
of the Administrative Agent for the benefit of the Lenders;

                           (vii) Liens on  property  leased by any Loan Party or
Subsidiary  of a Loan Party under  capital and  operating  leases  permitted  in
Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                           (viii)  Any  Lien   existing  on  the  date  of  this
Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                           (ix) Purchase Money Security Interests, provided that
the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $100,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P)); and

                           (x) The  following,  (A) if the  validity  or  amount
thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

                                (1) Claims or Liens for taxes, assessments or
                  charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                                (2) Claims, Liens or encumbrances upon, and
                  defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                                (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers,or other statutory nonconsensual Liens.

                                (4) Liens resulting from final judgments or
                  orders described in Section 9.1.6.

                           (xi) Liens in favor of the  Administrative  Agent for
the benefit of the Lenders to secure Interest Rate Protection Agreements entered into by the Borrower with the Lenders.

                         Person   shall   mean  any   individual,   corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                         Plan shall mean at any time an employee pension benefit
plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                         Pledge  Agreement shall mean the Pledge Agreement dated
as of September 23, 1999, as amended from time to time, executed and delivered by the Loan Parties to the Administrative Agent for the benefit of the Lenders.

                         Pledge  Collateral  shall mean the property of the Loan
Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

                         Potential  Default  shall  mean any event or  condition
which with notice, passage of time or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

                         Principal  Office shall mean the main banking office of
the Administrative Agent in Pittsburgh, Pennsylvania.

                         Prior   Security   Interest  shall  mean  a  valid  and
enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledge Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

                         Prohibited   Transaction   shall  mean  any  prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                         Property shall mean all real  property,  both owned and
leased, of any Loan Party or Subsidiary of a Loan Party.

                         Purchase Money Security  Interest shall mean Liens upon
tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that the Liens are limited to the property acquired with the proceeds of the loan.

                         Purchasing  Lender shall mean a Lender which  becomes a
party to this Agreement by executing an Assignment and Assumption Agreement.

                         Ratable Share shall mean the proportion that a Lender's
Commitment bears to the Commitments of all of the Lenders.

                         Real  Property  shall mean the real estate owned by the
Borrower and located in the City of Erie, Erie County, Pennsylvania, which is encumbered by the Mortgage.

                         Regulated   Substances   shall   mean  any   substance,
including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                         Regulation  U  shall  mean  Regulation  U,  T,  or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                         Reimbursement   Obligation   shall  have  the   meaning
assigned to such term in Section 2.9.3.2.

                         Rental    Contracts   shall   mean   all   rental   and
rental-purchase contracts of the Loan Parties made in the ordinary course of business providing for the rental to customers of Rental Merchandise.

                         Rental    Merchandise   shall   mean   the   furniture,
appliances, electronic equipment and other personal property of the Loan Parties acquired for the purpose of lease or sale under the Rental Contracts.

                         Reportable   Event  shall  mean  a   reportable   event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                         Required Lenders shall mean

                         (i) if there are no Loans, Reimbursement Obligations or
Letter  of  Credit  Borrowings  outstanding,   Lenders  whose  Revolving  Credit
Commitments aggregate at least 51% of the Commitments of all of the Lenders, or

                         (ii) if there are Loans, Reimbursement Obligations,  or
Letter of Credit Borrowings outstanding,  any Lender or group of Lenders if both
(i) the sum of the Revolving Credit Loans, Term Loans A, Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates at least 51% of the total principal amount of all of such Revolving Credit Loans, Term Loans A, Reimbursement Obligations and Letter of Credit Borrowings then outstanding and (ii) the sum of the Term Loans B of such Lenders then outstanding aggregates at least 51% of the total principal amount of all of Term Loans B then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Administrative Agent and not a participating Lender if such Lender has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Lender to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                         Revolving Credit Base Rate Option shall mean the option
of the Borrower and the Co-Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

                         Revolving  Credit  Commitment  shall  mean,  as to  any
Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

                         Revolving Credit Euro-Rate Option shall mean the option
of the Borrower and the Co-Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

                         Revolving  Credit  Loans  shall mean  collectively  and
Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower or the Co-Borrower pursuant to Section 2.1 or 2.9.3.

                         Revolving  Credit  Notes  shall mean  collectively  and
Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower and the Co-Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                         Revolving   Credit   Ratable   Share   shall  mean  the
proportion that a Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders.

                         Revolving Facility Usage shall mean at any time the sum
of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                         Section 20 Subsidiary  shall mean the Subsidiary of the
bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                         Security  Agreement shall mean the Amended and Restated
Security Agreement in substantially the form of Exhibit 1.1(S)(1) attached hereto, which Security Agreement amends and restates those certain security agreements dated as of September 23, 1999, as amended, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.

                         Shares shall have the meaning  assigned to that term in
Section 6.1.2.

                         Standard & Poor's shall mean Standard & Poor's  Ratings
Services, a division of The McGraw-Hill Companies, Inc.

                         Standby  Letter of Credit shall mean a Letter of Credit
issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                         Subsidiary of any Person at any time shall mean (i) any
corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                         Subsidiary Shares shall have the meaning assigned to
that term in Section 6.1.3.

                         Syndication  Agent shall mean Harris  Trust and Savings
Bank.

                         Term Loan A shall have the  meaning  given to such term
in Section 3.1; Term Loans A shall mean collectively all of the Term Loans A.

                         Term Loan A Base Rate  Option  shall mean the option of
the Borrower and the Co-Borrower to have Term Loans A bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

                         Term Loan A Commitment  shall mean, as to any Lender at
any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans A" and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan A Commitments shall mean the aggregate Term Loan A Commitments of all of the Lenders.

                         Term Loan A Euro-Rate  Option  shall mean the option of
the Borrower and the Co-Borrower to have Term Loans A bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

                         Term Loan A Maturity Date shall mean December 31, 2003.

                         Term  Notes A shall mean  collectively  and Term Note A
shall mean separately all of the Term Notes of the Borrower and the Co-Borrower in the form of Exhibit 1.1(T)(1) evidencing the Term Loans A, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                         Term Loan B shall have the  meaning  given to such term
in Section 3.1; Term Loans B shall mean collectively all of the Term Loans B.

                         Term Loan B Base Rate  Option  shall mean the option of
the Borrower and the Co-Borrower to have Term Loans B bear interest at the rate and under the terms and conditions set forth in Section 4.1.3(i).

                         Term Loan B Commitment  shall mean, as to any Lender at
any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans B" and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan B Commitments shall mean the aggregate Term Loan B Commitments of all of the Lenders.

                         Term Loan B Euro-Rate  Option  shall mean the option of
the Borrower and the Co-Borrower to have Term Loans B bear interest at the rate and under the terms and conditions set forth in Section 4.1.3(ii).

                         Term Loan B Maturity Date shall mean December 31, 2003.

                         Term  Notes B shall mean  collectively  and Term Note B
shall mean separately all of the Term Notes B of the Borrower and the Co-Borrower in the form of Exhibit 1.1(T)(2) evidencing the Term Loans B, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                         Term Notes shall mean  collectively and Term Note shall
mean separately all of the Term Notes A and Term Notes B and each Term Note A and Term Note B.

                         Transferor   Lender  shall  mean  the  selling   Lender
pursuant to an Assignment and Assumption Agreement.

                         UCC  Collateral  shall  mean the  property  of the Loan
Parties in which security interests are to be granted under the Security Agreement.

                         Uniform Commercial Code shall have the meaning assigned
to that term in Section 6.1.16.

                         Voting  Stock  shall  mean  any  class or  classes  the
holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                    1.2  Construction.
                         ------------

                        Unless  the  context  of  this  Agreement   otherwise
clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                         1.2.1 Number; Inclusion.
                               -----------------

                        references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                         1.2.2 Determination.
                               -------------

                        references to "determination" of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                         1.2.3 Administrative Agent's Discretion and Consent.
                               ---------------------------------------------

                        whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                         1.2.4 Documents Taken as a Whole.
                               --------------------------

                        the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                         1.2.5 Headings.
                               --------

                        the  section  and  other  headings   contained  in  this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                         1.2.6 Implied References to this Agreement.
                               ------------------------------------

                        article,  section,  subsection,   clause,  schedule  and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                         1.2.7 Persons.
                               -------

                        reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                         1.2.8 Modifications to Documents.
                               --------------------------

                        reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                         1.2.9 From, To and Through.
                               --------------------

                        relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                         1.2.10 Shall; Will.
                                -----------

                        references to "shall" and "will" are intended to have the same meaning.

                    1.3  Accounting Principles.
                         ---------------------

                    Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9((i)).

                         2. REVOLVING CREDIT FACILITIES
                            ---------------------------

                    2.1  Revolving Credit Commitments.
                         ----------------------------

                         2.1.1 Revolving Credit Loans.
                              ----------------------

                        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender with Revolving Credit Commitments severally agrees to make Revolving Credit Loans to the Borrower and the Co-Borrower at any time or from time to time on or after the date hereof to the Expiration Date, provided that after giving effect to such Revolving Credit Loan:

                                 (i) the aggregate  amount of all the Revolving
Credit Loans from such Lender plus such Lender's Revolving Credit Ratable Share of the Letters of Credit Outstanding shall not exceed such Lender's Revolving Credit Ratable Share of the following amounts during the following applicable period of time,



                                         Maximum Available for Revolving
     Applicable Period                 Credit Loans and Letters of Credit


   Closing Date through 12/24/01                 $61,127,778.00

   12/25/01 through 2/28/02                      $75,000,000.00

   3/1/02 through 6/30/02                        $61,127,778.00

   7/1/02 through 9/30/02                        $55,000,000.00

   10/01/02 through Expiration Date              $50,000,000.00;


                                 (ii) at all times the  aggregate  amount of
Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Revolving Credit Ratable Share of the Letters of Credit Outstanding, and

                                 (iii) the Borrower shall not be in default of
the covenant set forth in Section 8.2.16 of this Agreement,as evidenced pursuant to the Loan Request delivered pursuant to Section 2.5 hereof.

                  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower and the Co-Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

                         2.1.2  [Intentionally Omitted].
                               -----------------------

                    2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans.
                         ----------------------------------------------

                    Each Lender with Revolving Credit Commitments shall be obligated to participate in each request for Revolving Credit Loans pursuant to
Section 2.5 in accordance with its Revolving Credit Ratable Share of the Revolving Credit Loans. The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower and the Co-Borrower at any time shall never exceed its Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Letter of Credit Outstandings. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower and the Co-Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

                    2.3  Commitment Fees.
                         ---------------

                    Accruing from the date hereof until the Expiration Date, the Borrower and the Co-Borrower agree to pay to the Administrative Agent for the account of each Lender which makes a Revolving Credit Commitment, as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Lender's Revolving Credit Commitment, as the same may be constituted from time to time, and (ii) the principal amount of such Lender's Revolving Credit Ratable Share of Revolving Credit Loans and Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each October, January, April and July after the date hereof and on the Expiration Date or upon acceleration of the Notes.

                    2.4 [Intentionally Omitted].
                         -----------------------

                    2.5  Revolving Credit Loan Requests.
                         ------------------------------

                         2.5.1 Revolving Credit Loan Requests.
                               ------------------------------

                         Except as otherwise  provided herein,  the Borrower and
the Co-Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to
Section 4.2, by delivering to the Administrative Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 (each, a "Loan Request"), which includes a representation that the Borrower is in compliance with Sections 8.2.16 after giving effect to the Loans subject to such Loan Request. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

                         2.5.2  [Intentionally Omitted].
                                 -----------------------

                    2.6  Making Revolving Credit Loans.
                         -----------------------------

                         2.6.1 Making Revolving Credit Loans.
                               -----------------------------

                    The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Lenders which have Commitments which are the subject of the Loan Request of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount and type of each such Loan and the applicable Interest Period (if any); and (iii) in the case of the a Loan Request for Revolving Credit Loans, the apportionment among the Lenders of such Loans as determined by the Administrative Agent in accordance with Section 2.2. In the case of the Revolving Credit Loans, each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2, fund such Revolving Credit Loans to the Borrower and the Co-Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 10.15.

                         2.6.2  [Intentionally Omitted].
                                -----------------------


                    2.7  Revolving Credit Notes.
                         ----------------------

                         2.7.1 Revolving Credit Notes.
                               ----------------------

                         The  Obligation of the Borrower and the  Co-Borrower to
repay the aggregate unpaid principal amount of the Revolving Credit Loans made to the Borrower and the Co-Borrower by each Lender with Revolving Credit Loan Commitments, together with interest thereon, shall be evidenced by a Revolving Credit Note dated either September 23, 1999, or June 28, 2000, (or if such Lender was not a party to this Agreement on the effective date of Amendment No. 4 to this Agreement, then the date that such Lender joined in this Agreement), payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender.

                         2.7.2  [Intentionally Omitted].
                                 ---------------------

                    2.8  Use of Proceeds.
                         ---------------

                    The proceeds of the Revolving Credit Loans shall be used for working capital and general corporate purposes of the Borrower, the Co-Borrower and the other Loan Parties, all in accordance with Section 8.1.10.

                    2.9  Letter of Credit Subfacility.
                         ----------------------------

                         2.9.1  Issuance of Letters of Credit.
                                -----------------------------

                         Borrower  and  Co-Borrower  may request the issuance of
one or more letters of credit (each a "Letter of Credit") on behalf of the Borrower, either Co-Borrower or another Loan Party by delivering to the Administrative Agent (i) a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance and (ii) a Loan Request which includes the calculations showing compliance with Sections 8.2.16 after giving effect to the issuance of the Letter of Credit or Letters of Credit. Each Letter of Credit shall be a Standby Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Administrative Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $10,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

                         2.9.2  Letter of Credit Fees.
                                ---------------------

                         The Borrower and the  Co-Borrower  shall pay (i) to the
Administrative Agent for the ratable account of the Lenders with Revolving Credit Commitments a fee (the "Letter of Credit Fee") equal to the Applicable Margin for the Revolving Credit Euro-Rate Option per annum (excluding the
Payment-in-Kind portion of the Applicable Margin), and (ii) to the Administrative Agent for its own account a fronting fee equal to one-eighth percent (1/8%) per annum, which fees shall be computed on the daily Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each October, January, April and July following issuance of each Letter of Credit and on the Expiration Date. The Borrower and the Co-Borrower shall also pay to the Administrative Agent for the Administrative Agent's sole account the Administrative Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                         2.9.3  Disbursements, Reimbursement.
                                ----------------------------

                                2.9.3.1    Immediately upon the Issuance of each
Letter of Credit, each Lender with Revolving Credit Commitments shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Revolving Credit Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                                2.9.3.2    In the event of any request for a
drawing under a Letter of Credit by the beneficiary or transferee thereof, the Administrative Agent will promptly notify the Borrower and the Co-Borrower. Provided that they shall have received such notice, the Borrower and the Co-Borrower shall reimburse (such obligation to reimburse the Administrative Agent shall sometimes be referred to as a "Reimbursement Obligation") the Administrative Agent prior to 11:00 a.m., Pittsburgh time on each date that an amount is paid by the Administrative Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Administrative Agent. In the event the Borrower and the Co-Borrower fail to reimburse the Administrative Agent for the full amount of any drawing under any Letter of Credit by 11:00 a.m., Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Lender with Revolving Credit Commitments thereof, and the Borrower and the Co-Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 other than any notice requirements. Any notice given by the Administrative Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                                2.9.3.3    Each Lender shall upon any notice
pursuant to Section 2.9.3.2 make available to the Administrative Agent an amount in immediately available funds equal to its Revolving Credit Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower and the Co-Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Administrative Agent the amount of such Lender's Revolving Credit Ratable Share of such amount by no later than 3:30 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.3.

                                2.9.3.4    With respect to any unreimbursed
drawing that is not converted into Loans under the Base Rate Option to the Borrower and the Co-Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's and the Co-Borrower' failure to satisfy the conditions set forth in Section 7.2 other than any notice requirements or for any other reason, the Borrower and the Co-Borrower shall be deemed to have incurred from the Administrative Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

                         2.9.4  Repayment of Participation Advances.
                                -----------------------------------

                                2.9.4.1 Upon (and only upon) receipt by the
Administrative Agent for its account of immediately available funds from the Borrower and the Co-Borrower (i) in reimbursement of any payment made by the Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Administrative Agent under such a Letter of Credit, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Revolving Credit Ratable Share of such funds, except the Administrative Agent shall retain the amount of the Revolving Credit Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Administrative Agent.

                                2.9.4.2 If the Administrative Agent is required
at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Administrative Agent pursuant to Section
2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender with Revolving Credit Commitments shall, on demand of and one day's notice by the Administrative Agent, forthwith return to the Administrative Agent the amount of its Revolving Credit Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                         2.9.5  Documentation.
                                -------------

                         Each Loan Party  agrees to be bound by the terms of the
Administrative Agent's application and agreement for letters of credit and the Administrative Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                         2.9.6  Determinations to Honor Drawing Requests.
                                ----------------------------------------

                         In determining whether to honor any request for drawing
under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                         2.9.7 Nature of Participation and Reimbursement Obligations.
                                -----------------------------------------

                         Each  Lender's   obligation  in  accordance  with  this
Agreement  to make the  Loans or  Participation  Advances,  as  contemplated  by
Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower and the Co-Borrower to reimburse the Administrative Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                                (i)  any  set-off,   counterclaim,   recoupment,
defense or other right which such Lender may have against the Administrative Agent, the Borrower, the Co-Borrower or any other Person for any reason whatsoever;

                                (ii) the  failure of any Loan Party or any other
Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.5, 2.6 or 7.2 or as otherwise set forth in this Agreement for the making of a Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3;

                                (iii) any lack of validity or  enforceability of
any Letter of Credit;

                                (iv)  the  existence  of  any  claim,   set-off,
defense or other right which any Loan Party or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Administrative Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                                (v) any  draft,  demand,  certificate  or  other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Administrative Agent has been notified thereof;

                                (vi) payment by the  Administrative  Agent under
any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                                (vii)  any  adverse   change  in  the  business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                                (viii) any breach of this Agreement or any other
Loan Document by any party thereto;

                                (ix)  the   occurrence  or   continuance  of  an
Insolvency Proceeding with respect to any Loan Party;

                                (x) the  fact  that an  Event  of  Default  or a
Potential Default shall have occurred and be continuing;

                                (xi) the fact  that the  Expiration  Date  shall
have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                                (xii)  any  other   circumstance   or  happening
whatsoever, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Loans under Section 2.9.3.3 is subject to the conditions set forth in Section 7.2.

                         2.9.8  Indemnity.
                                ---------

                         In addition  to amounts  payable as provided in Section
10.5, the Borrower and the Co-Borrower hereby agree to protect, indemnify, pay and save harmless the Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Administrative Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Administrative Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Administrative Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                         2.9.9  Liability for Acts and Omissions.
                                --------------------------------

                         As between any Loan Party and the Administrative Agent,
such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Administrative Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent's rights or powers hereunder.

                         In  furtherance  and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Administrative Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Administrative Agent under any resulting liability to the Borrower, the Co-Borrower or any Lender.

                                 3. TERM LOANS
                                    ----------

                    3.1  Term Loan Commitments.
                         ---------------------

                         3.1.1  Term Loan A Commitments.
                                -----------------------

                         Subject to the terms and conditions hereof, and relying
upon the representations and warranties herein set forth, each Lender with a Term Loan A Commitment severally agrees to continue the advance of a term loan (the "Term Loan A") to the Borrower and the Co-Borrower on the Closing Date in an amount equal to such Lender's Term Loan A Commitment, which amount represents the then current outstanding principal balance of such Term Loan A as of the Closing Date.

                         3.1.2  Term Loan B Commitments.
                                -----------------------

                         Subject to the terms and conditions hereof, and relying
upon the representations and warranties herein set forth, each Lender with a Term Loan B Commitment severally agrees to continue the advance of a term loan (the "Term Loan B") to the Borrower and the Co-Borrower in an amount equal to such Lender's Term Loan B Commitment, which amount represents the then current outstanding principal balance of such Term Loan B as of the Closing Date.

                    3.2  Nature of Lenders' Obligations with Respect to
                         Term Loans.
                         ----------------------------------------------

                         Each  Lender's  Term  Loans  to the  Borrower  and  the
Co-Borrower shall never exceed its Term Loan Commitments. The Term Loan Commitments are not revolving credit commitments, and the Borrower and the Co-Borrower shall not have the right to borrow, repay and reborrow under Section 3.1.

                    3.3  Term Loan Notes.
                         ---------------

                         The  Obligation of the Borrower and the  Co-Borrower to
repay the unpaid principal amount of the Term Loans made to the Borrower and the Co-Borrower by each Lender, together with interest thereon, shall continue to be evidenced by a Term Note dated either September 23, 1999, or June 28, 2000 (or if such Lender was not a party to this Agreement on the effective date of Amendment No. 4 to this Agreement, then the date that such Lender joined in this Agreement), payable to the order of each Lender in a face amount equal to the Term Loan of such Lender prior to the amortization of the Term Loan which has occurred prior to the Closing Date.

                         The principal amount of the Term Notes A shall continue
to be payable in quarterly payments due on the last day of each December, March, June and September, beginning with the quarter ending December 31, 2001, and as follows:




                                                                     Amount of Principal Payment
               Quarters Ending on Following Date                         Due on Payment Date

                           December 31, 2001                               $ 5,722,222.22
                          March 31, 2002                                   $ 5,722,222.22
                         June 30, 2002                                     $ 5,722,222.22
                           September 30, 2002                              $ 7,152,777.78
                           December 31, 2002                               $ 7,152,777.78
                         March 31, 2003                                    $ 7,152,777.78
                         June 30, 2003                                     $ 7,152,777.78
                           September 30, 2003                              $ 8,583,333.33
                          December 31, 2003                    remaining principal balance outstanding



                         The principal amount of the Term Notes B shall continue
to be payable in quarterly payments due on the last day of each December, March, June and September, beginning with the quarter ending December 31, 2001, and as follows:


                                                                     Amount of Principal Payment
               Quarters Ending on Following Date                         Due on Payment Date

                           December 31, 2001                                $ 443,750.00
                          March 31, 2002                                    $ 443,750.00
                         June 30, 2002                                      $ 443,750.00
                           September 30, 2002                               $ 443,750.00
                           December 31, 2002                                $ 443,750.00
                         March 31, 2003                                     $ 443,750.00
                         June 30, 2003                                      $ 443,750.00
                           September 30, 2003                               $ 443,750.00
                          December 31, 2003                    remaining principal balance outstanding


                    3.4  Use of Proceeds.
                         ---------------

                    The proceeds of the Term Loans shall be used in accordance with Section 8.1.10.

                               4. INTEREST RATES
                                  --------------

                    4.1  Interest Rate Options.
                         ---------------------

                    The Borrower and the Co-Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower and the Co-Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than seven (7) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

                         4.1.1  Revolving Credit Interest Rate Options.
                                --------------------------------------

                         The Borrower and the  Co-Borrower  shall have the right
to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                                (i) Base Rate Option: A fluctuating rate per
annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or Applicable Margin; or

                                (ii) Euro-Rate Option: A rate per annum
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Applicable Margin.

                         4.1.2  Term Loan A Interest Rate Options.
                                ---------------------------------

                         The Borrower and the  Co-Borrower  shall have the right
to select from the following Interest Rate Options applicable to the Term Loans A:

                                (i) Term Loan A Base Rate Option:  A fluctuating
rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed)equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or Applicable Margin; or

                                (ii) Term Loan A  Euro-Rate  Option:  A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Applicable Margin.

                         4.1.3  Term Loan B Interest Rate Options.
                                ---------------------------------

                         The Borrower and the Co-Borrower shall have the right
to select from the following Interest Rate Options applicable to the Term Loans B:

                                (i) Term Loan B Base Rate Option:  A fluctuating
rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or Applicable Margin; or

                                (ii) Term Loan B  Euro-Rate  Option:  A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Applicable Margin.

                         4.1.4  Rate Quotations.
                                ---------------

                         The   Borrower  and  the   Co-Borrower   may  call  the
Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative
Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

                    4.2  Interest Periods.
                         ----------------

                    At any time when the Borrower and the Co-Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower and the Co-Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                         4.2.1  Ending Date and Business Day.
                                ----------------------------

                         any Interest Period which would otherwise end on a date
which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                         4.2.2  Amount of Borrowing Tranche.
                                ---------------------------

                         each Borrowing  Tranche of Euro-Rate  Loans shall be in
integral multiples of $1,000,000;

                         4.2.3  Termination Before Expiration Date.
                                ----------------------------------

                         the  Borrower  and the  Co-Borrower  shall not  select,
convert to or renew an Interest Period for any portion of the Revolving Credit Loans that would end after the Expiration Date, any portion of the Term Loans A that would end after the Term Loan A Maturity Date, or any portion of the Term Loans B that would end after the Term Loan B Maturity Date; and

                         4.2.4  Renewals.
                                --------

                         in the case of the renewal of a Euro-Rate Option at the
end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

                    4.3  Interest After Default.
                         ----------------------

                         To the extent permitted by Law, upon the occurrence of
an Event of Default and until such time such Event of Default shall have been cured or waived:

                         4.3.1  Letter of Credit Fees, Interest Rate.
                                ------------------------------------

                         the Letter of Credit Fees and the rate of interest  for
each Loan otherwise applicable pursuant to Section 2.9.2 or Section 4.1, respectively, shall be increased by two percent (2%) per annum; and

                         4.3.2  Other Obligations.
                                -----------------

                         each other  Obligation  hereunder  if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

                         4.3.3  Acknowledgment.
                                --------------

                         The Borrower and the Co-Borrower  acknowledge  that the
increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower and the Co-Borrower upon demand by Administrative Agent.

                    4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available
                         -------------------------------------------------------

                         4.4.1  Unascertainable.
                                ---------------

                         If on any date on which a Euro-Rate  would otherwise be
determined, the Administrative Agent shall have determined that:

                                (i)  adequate and reasonable means do not exist
for ascertaining such Euro-Rate, or

                                (ii) a contingency has occurred which materially
and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Administrative Agent shall have the rights specified in
Section 4.4.3.

                         4.4.2  Illegality; Increased Costs; Deposits
                                Not Available.
                                -------------------------------------

                         If at any time any Lender shall have determined that:

                                (i) the making, maintenance or funding of any
Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                                (ii) such Euro-Rate Option will not adequately
and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

                                (iii) after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Lender in the London interbank market,

                         then the  Administrative  Agent  shall  have the rights
specified in Section 4.4.3.

                         4.4.3  Administrative Agent's and Lender's Rights.
                                ------------------------------------------

                         In the case of any event  specified  in  Section  4.4.1
above, the Administrative Agent shall promptly so notify the Lenders, the Borrower and the Co-Borrower thereof, and in the case of an event specified in
Section 4.4.2 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders, the Borrower and the Co-Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower and the Co-Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower and the Co-Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 and the Borrower and the Co-Borrower have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2, the Borrower and the Co-Borrower shall, subject to the Borrower's and the Co-Borrower' indemnification Obligations under
Section 5.6.2, as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4. Absent due notice from the Borrower and the Co-Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

                    4.5  Selection of Interest Rate Options.
                         ----------------------------------

                    If the Borrower and the Co-Borrower fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower and the Co-Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, the Term Loan A Base Rate Option or the Term Loan B Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

                                  5. PAYMENTS

                    5.1  Payments.
                         --------

                    All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower and the Co-Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and the Co-Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Revolving Credit Loans and the Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                    5.2  Pro Rata Treatment of Lenders.
                         -----------------------------

                    Each borrowing shall be allocated to each Lender according to its Ratable Share as such Ratable Share relates specifically to the Revolving Credit Commitments, the Term Loan A Commitments and the Term Loan B Commitments of all Lenders having such Commitments, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower and the Co-Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the fees of the Managing Agents or amounts due from the Borrower and the Co-Borrower hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 4.4.3 in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.4.3 [Voluntary Prepayments] or 5.4 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Revolving Credit Ratable Share of each Lender.

                    5.3  Interest Payment Dates.
                         ----------------------

                    With the exception of that portion of the interest which is payment-in-kind interest in the amount of 450 basis points or 500 basis points, as the case may be, per annum, subject to adjustment as set forth on Exhibit
1.1(A) (the "Payment-in-Kind Interest"), interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes. With the exception of that portion of the interest which is Payment-in-Kind Interest, interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Payment-in-Kind Interest shall be due and payable in cash on the Expiration Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date, as the case may be, or upon acceleration of the Notes. Interest on the principal amount of each Loan or other monetary Obligations shall be due and payable on demand after such principal amount or other monetary Obligations become due and payable (whether on the stated maturity date, upon acceleration or otherwise).

                    5.4  Voluntary Repayments.
                         --------------------

                         5.4.1  Right to Repay.
                                --------------

                         The Borrower and the  Co-Borrower  shall have the right
at their option from time to time to pay the Loans in whole or part without premium or penalty, except for such premiums, penalties and other payments provided for in Section 5.4.3 below or in Section 5.6:

                                (i) at any  time  with  respect  to any  Loan to
which the Base Rate Option or Euro-Rate Option applies;

                                (ii) on the date  specified  in a notice  by any
Lender pursuant to Section 4.4 [Euro-Rate Unascertainable] with respect to any Loan to which a Euro-Rate Option applies. Whenever the Borrower and the Co-Borrower desire to repay any part of the Loans, they shall provide a repayment notice to the Administrative Agent at least one (1) Business Day prior to the date of repayment of the Revolving Credit Loans or the Term Loans setting forth the following information:

                                (x) the date,  which shall be a Business Day, on
which the proposed prepayment is to be made;

                                (y) a statement  indicating  the  application of
the prepayment between the Revolving Credit Loans and Term Loans, provided however, that all prepayments which relate to the Term Loans shall be applied by the Administrative Agent to the outstanding principal balance of the Term Loans A and Term Loans B based upon the Ratable Share of such Term Loan to all the Term Loans, and provided further, each Lender with principal outstanding under its Term Loan B shall have the right to refuse such prepayment in accordance with the term of Section 5.5.1[Excess Cash Flow]; and

                                (z)  the   total   principal   amount   of  such
repayment, which shall not be less than $1,000,000 for any Revolving Credit Loans or Term Loans.

                         All  repayment   notices  shall  be  irrevocable.   The
principal amount of the Loans for which a repayment notice is given, together with interest (excluding Payment-in-Kind Interest) on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such repayment notice as the date on which the proposed repayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3, if the Borrower and the Co-Borrower repay a Loan but fails to specify the applicable Borrowing Tranche which the Borrower and the Co-Borrower are repaying, the repayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans, as provided in Section 5.5.1; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate the Option applies. Any repayment hereunder shall be subject to the Borrower's and the Co-Borrower' Obligation to indemnify the Lenders under
Section 5.6.2.

                         5.4.2  Commitment Reductions.
                                ---------------------

                         The  Borrower and the  Co-Borrower  may at any time and
from time to time terminate in whole or reduce in part the Revolving Credit Commitments by giving the Administrative Agent and the Lenders not less than seven (7) days prior written notice to such effect. Notice of termination or reduction, having once been given by the Borrower and the Co-Borrower, shall be irrevocable on the part of the Borrower and the Co-Borrower. Each reduction of the Commitments shall be in the aggregate amount of at least $5,000,000 and in multiples of $500,000. After each such reduction of the Revolving Credit Commitments, the fee payable pursuant to Section 2.3 shall be calculated upon the Revolving Credit Commitments as so reduced. Upon any such reduction, the Revolving Credit Commitments of the Lenders shall be reduced proportionately based upon each Lender's Revolving Credit Ratable Share.

                         5.4.3  Replacement of a Lender.
                                -----------------------

                         In the event any Lender (i) gives notice under  Section
4.4 or Section 5.6.1, (ii) does not fund Loans because the making of such Loans would contravene any Law applicable to such Lender, (iii) does not approve any action as to which consent of the Required Lenders is requested by the Borrower and the Co-Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower and the Co-Borrower shall have the right at their option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after
(w) receipt of such Lender's notice under Section 4.4 or 5.6.1, (x) the date such Lender has failed to fund Loans because the making of such Loans would contravene Law applicable to such Lender, (y) the date of obtaining the consent which such Lender has not approved, or (z) the date such Lender became subject to the control of an Official Body, as applicable; provided that the Borrower and the Co-Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 5.6 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders or a replacement lender acceptable to the Administrative Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 10.14 and provided that all Letters of Credit have expired or been terminated or replaced.

                         5.4.4  Change of Lending Office.
                                ------------------------

                         Each  Lender  agrees  that upon the  occurrence  of any
event giving rise to increased  costs or other  special  payments  under Section
4.4.2 [Illegality, etc.] or 5.6.1 [Increased Costs, etc.] with respect to such Lender, it will if requested by the Borrower and the Co-Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.4.4 shall affect or postpone any of the Obligations of the Borrower, the Co-Borrower or any other Loan Party or the rights of the Administrative Agent or any Lender provided in this Agreement.

                    5.5  Mandatory Prepayments.
                         ---------------------

                         5.5.1  Excess Cash Flow.
                                ----------------

                         Within five (5)  Business  Days of the  delivery of the
Borrower's annual financial statements pursuant to Section 8.3.3 [Annual Financial Statements] commencing with the financial statements for the fiscal year ended September 30, 2002, but in any event1 no later than January 5 of each year commencing January 5, 2003 (each, a "Mandatory Prepayment Date"), the Borrower and the Co-Borrower shall make a mandatory prepayment of principal on the Term Loans equal to 75% of Excess Cash Flow for the immediately preceding fiscal year, subject to a credit for voluntary prepayments made pursuant to
Section 5.4 [Voluntary Prepayments] during the immediately preceding fiscal year, together with accrued interest (excluding Payment-in-Kind Interest) on such principal amount (each, a "Mandatory Prepayment of Excess Cash Flow"). Each Mandatory Prepayment of Excess Cash Flow shall be applied by the Administrative Agent to the outstanding principal balance of the Term Loans A and Term Loans B based upon the Ratable Share of such Term Loan to all the Term Loans, in each case by application to the unpaid installments of principal in the inverse order of scheduled maturities. Upon its receipt of the annual financial statements of the Borrower and receipt of payment by the Borrower and the Co-Borrower of the Mandatory Prepayment of Excess Cash Flow, the Administrative Agent shall give the Lenders with outstanding principal on the Term Loans B notice of the amount of the Mandatory Prepayment of Excess Cash Flow. In the event that any one or more Lender with Term Loans B outstanding elects not to receive its pro rata share of such prepayment, such Lender shall provide written notice of the amount it elects not to receive in prepayment of its Term Loan B, and such amount shall be reallocated to payment of the Term Loans A based upon the Ratable Share of the Lenders with Term Loans A, to be applied by the Lenders with Term Loans A in the inverse order of scheduled maturities. To the extent that a Mandatory Prepayment of Excess Cash Flow exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full."

                         5.5.2 Sale of Assets; Issuance of Stock; Incurrence of Indebtedness; Casualty Events.
                                ------------------------------------------------

                         Within  five (5)  Business  Days of any sale of  assets
authorized by Section 8.2.7(ii), (iv) or (v), and if the net after-tax cash proceeds of such sale, when aggregated with all such prior asset sales in the same fiscal year of the Borrower, is equal to or greater than $250,000, the Borrower and the Co-Borrower shall make a mandatory prepayment of principal equal to the net after-tax cash proceeds of such sale to the extent the aggregate net after-tax cash proceeds of such sale and all prior such assets sales in the fiscal year exceed $250,000 (as estimated in good faith by the Borrower and the Co-Borrower). At the time of any issuance of equity by the Borrower authorized by Section 8.2.13(iv), then simultaneously with the issuance of such capital stock by the Borrower, the Borrower shall make a mandatory prepayment of principal equal to the net after-tax cash proceeds of such issuance. In the event that the Required Lenders permit the incurrence of Indebtedness other than as permitted under Section 8.2.1, the Borrower shall make a mandatory prepayment of principal equal to the net cash proceeds of such Indebtedness. In the event that the Administrative Agent does not disburse insurance proceeds in excess of $250,000 to the Loan Parties pursuant to Section 8.1.3, such proceeds shall be applied as a mandatory prepayment of principal equal to the amount of such insurance proceeds. All prepayments pursuant to this
Section 5.5.2 shall be applied in accordance with the provisions of Section 5.5.1, and upon payment in full of the Term Loans, then as a permanent reduction to the Revolving Credit Commitments. In the event that any one or more Lenders with Term Loans B outstanding elects not to receive its pro rata share of such prepayments, such Lender shall provide written notice of the amount it elects not to receive in prepayment of its Term Loan B, and such amount shall be reallocated to payment of the Term Loans A based upon the Ratable Share of the Lenders with Term Loans A, to be applied by the Lenders with Term Loans A in the inverse order of scheduled maturities.

                         5.5.3  Application Among Interest Rate Options.
                                ---------------------------------------

                         All prepayments  required  pursuant to this Section 5.5
shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.6.2, the Borrower and the Co-Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

                    5.6  Additional Compensation in Certain Circumstances.
                         ------------------------------------------------

                         5.6.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.
                                ------------------------------------------------

                         If any Law,  guideline or  interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                (i)  subjects  any  Lender to any tax or changes
the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower and the Co-Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower and the Co-Borrower hereunder or under the Notes (except for taxes on the overall net income of such Lender),

                                (ii) imposes,  modifies or deems  applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender, or

                                (iii) imposes,  modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, and the result of any of the  foregoing  is to increase
the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower, the Co-Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower and the Co-Borrower to such Lender ten (10) Business Days after such notice is given.

                         5.6.2  Indemnity.
                                ---------

                         In  addition  to the  compensation  required by Section
5.6.1, the Borrower and the Co-Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any

                                (i) payment,  prepayment,  conversion or renewal
of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                                (ii) attempt by the Borrower or the  Co-Borrower
to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 4.2 or notice relating to prepayments under Section 5.4, or

                                (iii) default by the Borrower or the Co-Borrower
in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower and the Co-Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                         If any  Lender  sustains  or  incurs  any such  loss or
expense, it shall from time to time notify the Borrower and the Co-Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower and the Co-Borrower to such Lender ten (10) Business Days after such notice is given.



                       6. REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                    6.1  Representations and Warranties.
                         ------------------------------

                    The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

                         6.1.1  Organization and Qualification.
                                ------------------------------

                         Each Loan Party and each  Subsidiary of each Loan Party
is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and, except as indicated on Schedule 6.1.1, in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                         6.1.2  Capitalization and Ownership.
                                ----------------------------

                         The authorized  capital stock of the Borrower  consists
of 50,000,000 shares of common stock (the "Common Stock") and 1,000,000 shares of preferred stock (the "Preferred Stock"), of which 24,509,979 shares of Common Stock were issued and outstanding as of September 26, 2001, and no shares of Preferred Stock (the Common Stock and the Preferred Stock are collectively referred to herein as the "Shares") are issued and outstanding.

                         6.1.3  Subsidiaries.
                                ------------

                         Schedule   6.1.3   states  the  name  of  each  of  the
Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the
"Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.3.

                         6.1.4  Power and Authority.
                                -------------------

                         Each Loan Party has full power to enter into,  execute,
deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                         6.1.5  Validity and Binding Effect.
                                ---------------------------

                         This  Agreement has been duly and validly  executed and
delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                         6.1.6  No Conflict.
                                -----------

                         Neither the execution and delivery of this Agreement or
the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                         6.1.7  Litigation.
                                ----------

                         Except as set  forth in  Schedule  6.1.7,  there are no
actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body. Except as set forth in
Schedule 6.1.7, none of such actions, suits, proceedings or investigations, if determined adversely to the Loan Parties, would individually or in the aggregate result in any Material Adverse Change. Except as set forth on Schedule 6.1.7 none of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body. No such violations may result in any Material Adverse Change.

                         6.1.8  Title to Properties.
                                -------------------

                         The real  property  owned or leased by each Loan  Party
and each Subsidiary of each Loan Party is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                         6.1.9  Financial Statements.
                                --------------------

                         (i) Historical  Statements.  The Borrower has delivered
to the Administrative Agent copies of its audited consolidated year-end financial statements, and to the extent restated, as restated, for and as of the end of the four fiscal years ended September 30, 2000 (the "Annual Statements"). In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2001 (the "Interim Statements"), (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                         (ii) Financial Projections.  The Borrower has delivered
to the Administrative Agent financial projections of the Borrower and its Subsidiaries for the two fiscal years ended September 30, 2001 and 2002 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                         (iii)  Accuracy of  Financial  Statements.  Neither the
Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since June 30, 2001, no Material Adverse Change has occurred.

                         6.1.10  Use of Proceeds; Margin Stock.
                                 -----------------------------

                         The Loan  Parties  intend  to use the  proceeds  of the
Loans in accordance with Sections 2.8, 3.4 and 8.1.10. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                         6.1.11  Full Disclosure.
                                 ---------------

                         Neither this Agreement nor any other Loan Document, nor
any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

                         6.1.12  Taxes.
                                 -----

                         All  federal,   state,  local  and  other  tax  returns
required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                         6.1.13  Consents and Approvals.
                                 ----------------------

                         Except for the filing of financing  statements  and the
Mortgage in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.

                         6.1.14  No Event of Default; Compliance with
                                 Instruments.
                                 ------------------------------------

                         No  event  has  occurred  and  is  continuing   and  no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                         6.1.15  Patents, Trademarks, Copyrights, Licenses, Etc.
                                 ----------------------------------------------

                         Each Loan Party and each  Subsidiary of each Loan Party
owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 6.1.15.

                         6.1.16   Security Interests.
                                  ------------------

                         The  Liens  and  security   interests  granted  to  the
Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignments, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledge Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignments, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower and the Co-Borrower.

                         6.1.17  Mortgage Liens.
                                 --------------

                         The Liens granted to the  Administrative  Agent for the
benefit of the Lenders pursuant to the Mortgage constitute a valid first priority Lien under applicable law subject only to Permitted Liens. All such action as will be necessary or advisable to establish such Lien of the Administrative Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgage no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

                         6.1.18  Status of the Pledge Collateral.
                                 -------------------------------

                         All the shares of capital stock,  Partnership Interests
or LLC Interests included in the Pledge Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Lenders to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledge Collateral except for the partnership agreements and limited liability company agreements described on
Schedule 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

                         6.1.19  Insurance.
                                 ---------

                         Schedule 6.1.19 lists all insurance  policies and other
bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                         6.1.20  Compliance with Laws.
                                 --------------------

                         The  Loan  Parties  and  their   Subsidiaries   are  in
compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                         6.1.21  Material Contracts; Burdensome Restrictions.
                                 -------------------------------------------

                         Schedule 6.1.21 lists all material  contracts  relating
to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary.
None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                         6.1.22  Investment Companies; Regulated Entities.
                                 ----------------------------------------

                         None of the Loan  Parties  or any  Subsidiaries  of any
Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                         6.1.23  Plans and Benefit Arrangements.
                                 ------------------------------

                         Except as set forth on Schedule 6.1.23:

                                (i) The  Borrower  and each other  member of the
ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                (ii)  To the  best  of the  Borrower's  and  the
Co-Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                                (iii)  Neither the Borrower nor any other member
of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan other than a Plan of an acquired entity that was not intended to be continued after the acquisition date or a reasonable time thereafter.

                                (iv) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                (v) The aggregate actuarial present value of all
benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                (vi)  Neither the  Borrower nor any other member
of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                                (vii) To the extent that any Benefit Arrangement
is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                                (viii)  All  Plans,   Benefit  Arrangements  and
Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

                         6.1.24  Employment Matters.
                                 ------------------

                         Each of the Loan Parties and each of their Subsidiaries
is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Administrative Agent true and correct copies of each of the Labor Contracts.

                         6.1.25  Environmental Matters.
                                 ---------------------

                         Except as disclosed on Schedule 6.1.25:

                                (i) None of the Loan Parties or any Subsidiaries
of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                                (ii) There are no circumstances  at, on or under
any of the Property owned by any Loan Party that constitute a breach of or non-compliance with any of the Environmental Laws where the failure to comply would constitute or result in a Material Adverse Change, and there are no past or present Environmental Conditions at, on or under any of the Property owned by a Loan Party or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the owned Property. There are no circumstances at, on or under any of the Property leased by any Loan Party that constitute a breach of or non-compliance with any of the Environmental Laws where the failure to comply would constitute a Material Adverse Change. There are no past or present Environmental Conditions at, on or under any of the Property leased by a Loan Party or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the leased Property, where the failure to comply would constitute a Material Adverse Change.

                                (iii)  Neither any of the Property  owned by any
Loan Party nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws, except where the failure to comply would not constitute or result in a Material Adverse Change. There are no processes, facilities, operations, equipment or other activities at, on or under any of the owned Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the owned Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws. Neither any of the Property leased by any Loan Party nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws where the failure to comply would constitute a Material Adverse Change. There are no processes, facilities, operations, equipment or other activities at, on or under any of the leased Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the leased Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws where the failure to comply would constitute a Material Adverse Change.

                                (iv)  There are no  aboveground  storage  tanks,
underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property owned by any Loan Party that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the owned Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the owned Property that is not in compliance with Environmental Laws. There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property leased by any Loan Party that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws, where in the case of (a) or (b), the failure to comply with such Environmental Laws would constitute a Material Adverse Change. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the leased Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the leased Property that is not in compliance with Environmental Laws, where the failure to comply would constitute a Material Adverse Change.

                                (v) Each Loan Party and each  Subsidiary  of any
Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted, except where the failure to do so would not constitute or result in a Material Adverse Change. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                                (vi) All past and  present  on-site  generation,
storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property owned by any Loan Party and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated
Substances have been done in accordance with the Environmental Laws, except where the failure to do so would not constitute or result in a Material Adverse Change. All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property leased by any Loan Party and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws, except where to failure to comply with such Environmental Laws would not constitute a Material Adverse Change.

                         6.1.26  Senior Debt Status.
                                 ------------------

                         The   Obligations   of  each  Loan  Party   under  this
Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                    6.2  Updates to Schedules.
                         --------------------

                    Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower and the Co-Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

                            7. CONDITIONS OF LENDING
                               ---------------------

                  The obligation of each Lender to make Loans and of the Administrative Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

                    7.1  First Loans.
                         -----------

                    On the Closing Date:

                         7.1.1  Officer's Certificate.
                                 ---------------------

                         The  representations and warranties of each of the Loan
Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect. The certificate of the Loan Parties shall contain calculations in sufficient detail to demonstrate compliance as of the Closing Date with all financial covenants contained in Section 8.2.

                         7.1.2  Secretary's Certificate.
                                -----------------------

                         There shall be  delivered to the  Administrative  Agent
for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                                (i) all  action  taken  by each  Loan  Party  in
connection with this Agreement and the other Loan Documents;

                                (ii)  the  names  of  the  officer  or  officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

                                (iii)  copies of its  organizational  documents,
including its certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, articles of organization and operating agreement or regulations as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

                         7.1.3 Delivery of Loan Documents.
                               --------------------------

                         The Security  Agreement  shall have been duly  executed
and delivered to the Administrative Agent for the benefit of the Lenders, together with all appropriate financing statements, and the Collateral Assignments, Indemnity Agreement, Mortgage, Notes, Patent, Trademark and Copyright Security Agreement and Pledge Agreement shall have continued in full force and effect to secure the Obligations.

                         7.1.4  Opinion of Counsel.
                                ------------------

                         There shall be  delivered to the  Administrative  Agent
for the benefit of each Lender a written opinion of Hodgson Russ LLP, and Ronald
D. DeMoss, counsel and general counsel, respectively, for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel:

                                (i) as to the matters set forth in
Exhibit 7.1.4; and

                                (ii) as to such other matters incident to the
transactions contemplated herein as the Administrative Agent may reasonably request.

                         7.1.5  Legal Details.
                                -------------

                         All legal details and  proceedings  in connection  with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                         7.1.6  Payment of Fees.
                                ---------------

                         The  Borrower  shall  have paid or caused to be paid to
the Administrative Agent, for itself and for the account of the Lenders to the extent not previously paid, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed. In consideration of the waivers granted by the Lenders pursuant to Section 7.1.16 and the modifications agreed to by the Lenders under Amendment No. 6 to the Agreement, the Borrower and the Co-Borrower agree to pay to the Agent an amendment and waiver fee in an amount equal to one-half of one percent (1/2%) of the aggregate amount of the Revolving Credit Commitments and the principal balance outstanding on the Term Loans A and the Term Loans B as of the Closing Date of each Lender which has executed and delivered to the Administrative Agent Amendment No. 6 to the Agreement on or before 5:00 p.m. Pittsburgh time on October 4, 2001. The Agent shall remit such amendment and waiver fee to such Lenders in an amount so that each such Lender shall receive one-half of one percent (1/2%) on its Revolving Credit Commitment and outstanding Term Loans.

                         7.1.7  Consents.
                                --------

                         All  material   consents  required  to  effectuate  the
transactions contemplated hereby as set forth on Schedule --------- 6.1.13 shall have been obtained. ------

                         7.1.8  Officer's Certificate Regarding MACs.
                                ------------------------------------

                         Since June 30, 2001, no Material  Adverse  Change shall
have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                         7.1.9  No Violation of Laws.
                                --------------------

                         The making of the Loans and the issuance of the Letters
of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.

                         7.1.10 No Actions or Proceedings.
                                -------------------------

                         No action,  proceeding,  investigation,  regulation  or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                         7.1.11 Insurance Policies; Certificates of Insurance; Endorsements.
                                 -----------------------------------------------

                         The  Loan  Parties   shall  have   delivered   evidence
acceptable to the Administrative Agent that adequate insurance in compliance with Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Administrative Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee.

                         7.1.12  Title Insurance.
                                 ---------------

                         The Loan Parties shall have delivered a title insurance
policy or an endorsement or binder in favor of the Administrative Agent for the benefit of the Lenders, in customary ALTA current mortgagee's form, and in amounts not less than $3,500,000, with premiums paid thereon, issued by a title insurance company acceptable to the Administrative Agent and insuring the Mortgage on the Real Property as a valid first priority Lien upon the applicable Loan Parties' fee simple title to such Real Property Collateral and all improvements and all appurtenances thereto (including such easements and appurtenances as may be required by the Administrative Agent), free and clear of any and all defects and encumbrances whatsoever, subject only to such exceptions as may be approved in writing by the Administrative Agent, with endorsements thereto as to such matters as the Administrative Agent may designate.

                         7.1.13  Filing Receipts.
                                 ---------------

                         The Administrative Agent shall have received (1) copies
of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Lenders on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Administrative Agent that such Lien constitutes a Prior Security Interest in favor of the Lenders and, in the case of the Mortgage, a valid and perfected first priority Lien.

                         7.1.14  Amendment of Existing Credit Agreement.
                                 --------------------------------------

                         The  revolving  credit  loans,  term  loans  and  other
obligations of certain of the Loan Parties under the Agreement shall have been amended under and pursuant to this Amendment No. 6 to the Agreement, without any novation having occurred as a result thereof.

                         7.1.15  Blocked Account.
                                 ---------------

                         The  Administrative  Agent  shall have and  continue to
maintain  dominion  over the cash  collateral  of the Loan Parties to the extent required  by the  Administrative  Agent.  The  dominion to be  maintained  shall include, without limitation, the deposit of cash and cash equivalents in a deposit account or deposit accounts under the sole control of the Administrative Agent and the application of such funds each Business Day to the outstanding balance of the Revolving Credit Loans. The Borrower, the Co-Borrower and the Guarantors shall fully cooperate with the Administrative Agent in connection with the continued establishment and maintenance of dominion over cash collateral by the Administrative Agent for the benefit of the Lenders. The implementation of such dominion over cash collateral by the Administrative Agent shall be in addition to and not in lieu of any other rights and remedies provided to the Administrative Agent and the Lenders with respect to the Collateral under the Loan Documents.

                         7.1.16   Waiver of Events of Default.
                                  ---------------------------

                         The Loan Parties hereby  represent and warrant that all
Events of Default  which have  occurred  under this  Agreement  are set forth on
Schedule 7.1.16. The execution and delivery of Amendment No. 6 to this Agreement by the Required Lenders shall be deemed to constitute a waiver of all Events of Default which have occurred prior to the Closing Date.

                    7.2  Each Additional Loan.
                         --------------------

                    At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrower and the Co-Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS
                                  ------------

                         8.1  Affirmative Covenants.
                              ---------------------

                         The Loan Parties, jointly and severally, covenant and
agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties'other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                         8.1.1  Preservation of Existence, Etc.
                                ------------------------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6.

                         8.1.2  Payment of Liabilities, Including Taxes, Etc.
                                --------------------------------------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                         8.1.3  Maintenance of Insurance.
                                ------------------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent in its reasonable judgment, which shall (i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $250,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $250,000 or more shall be adjusted with and payable to the Administrative Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgage) may, at the option of the Administrative Agent, (i) be applied by the Administrative Agent to the payment of the Loans in such manner as the Administrative Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                         8.1.4  Maintenance of Properties and Leases.
                                ------------------------------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                         8.1.5  Maintenance of Patents, Trademarks, Etc.
                                ---------------------------------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                         8.1.6  Visitation Rights.
                                -----------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower, the Co-Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

                         8.1.7  Keeping of Records and Books of Account.
                                ---------------------------------------

                         The Borrower shall,  and shall cause each Subsidiary of
the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                         8.1.8  Plans and Benefit Arrangements.
                                ------------------------------

                         The Borrower  shall,  and shall cause each other member
of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                         8.1.9  Compliance with Laws.
                                --------------------

                         Each Loan  Party  shall,  and shall  cause  each of its
Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                         8.1.10  Use of Proceeds.
                                 ---------------

                         8.1.10.1 General.
                                  -------

                         The Loan Parties will use the Letters of Credit and the
proceeds of the Loans only for general and administrative expense purposes, for working capital, and for payments not in excess of $1,000,000 individually or in the aggregate for settlement of claims and lawsuits. The Loan Parties shall not use the Letters of Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                         8.1.10.2 Margin Stock.
                                  ------------

                         The Loan  Parties  shall  not use the  proceeds  of the
Loans to purchase margin stock as more fully provided in Section 6.1.10.

                         8.1.10.3 Section 20 Subsidiaries.
                                  -----------------------

                         The Loan Parties will not, directly or indirectly,  use
any portion of the proceeds of the Loans (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

                         8.1.11  Further Assurances.
                                 ------------------

                         Each  Loan  Party  shall,  from  time to  time,  at its
expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                         8.1.12  Subordination of Intercompany Loans.
                                 -----------------------------------

                         Each  Loan   Party   shall   cause   any   intercompany
Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                         8.1.13  Interest Rate Protection.
                                 ------------------------

                         The Loan  Parties  shall enter into or maintain  one or
more interest rate protection agreements with one or more of the Lenders and with the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld. Such interest rate protection agreements shall be in an amount of at least (i) during the period from the Closing Date through December 30, 2002, $180,000,000, (ii) during the period from December 31, 2002, through May 30, 2003, $160,000,000, and (iii) during the period from and after May 31, 2003, $100,000,000 (the interest rate protection agreements entered into pursuant to this Section 8.1.13 are collectively referred to as the "Interest Rate Protection Agreements"). Such Interest Rate Protection Agreements shall contain such terms and conditions as shall be acceptable to the Administrative Agent. Documentation for the Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement and shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner. Such financial institution (if other than a Lender) may be granted a security interest in the Collateral pursuant to the Loan Documents and receive a Lien pari passu with the Lien of the Administrative Agent upon terms acceptable to the Administrative Agent.

                         8.1.14  Rights of Lenders to Issuance of Warrants.
                                 -----------------------------------------

                         In the event that the  Leverage  Ratio of the  Borrower
and its Subsidiaries, as measured at June 30, 2003, for the four fiscal quarters of the Borrower then ended, is equal to or greater than 2.25 to 1.00, the Borrower shall issue to the Lenders warrants (the "Lender Warrants") in the form of Exhibit 8.1.14 for the purchase of Common Stock of the Borrower and shall execute and deliver the Registration Rights Agreement in the form provided for in the Lender Warrants. The shares of Common Stock which will be obtained by the Lenders upon the exercise of the Lender Warrants shall equal fifteen percent (15%) of the total outstanding voting power of all the outstanding Shares of the Borrower immediately prior to the exercise of the Lender Warrants. The Lender Warrants shall be allocated to the Lenders based upon each Lender's Ratable Share. The Borrower shall at all times maintain sufficient number of authorized Shares of its Common Stock to permit the exercise by the Lenders of the conversion of the Lender Warrants into Shares of the Common Stock of the Borrower.

                    8.2  Negative Covenants.
                         ------------------

                    The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                         8.2.1  Indebtedness.
                                ------------

                         Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                                (i) Indebtedness under the Loan Documents;

                                (ii)  Existing  Indebtedness  as  set  forth  on
Schedule 8.2.1(including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

                                (iii) Capitalized and operating leases as and to
the extent permitted under Section 8.2.15;

                                (iv)  Indebtedness  secured  by  Purchase  Money
Security Interests not exceeding $100,000;

                                (v) Indebtedness of a Loan Party to another Loan
Party which is subordinated in accordance with the provisions of Section 8.1.12;

                                (vi)  Indebtedness  incurred in connection  with
Permitted Acquisitions provided that after giving effect thereto, no Potential Default or Event of Default exists; and

                                (vii) other unsecured Indebtedness not exceeding
$15,000,000 at any one time outstanding.

                         8.2.2  Liens.
                                -----

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                         8.2.3  Guaranties.
                                ----------

                         Except as  described  on Schedule  7.1.16,  each of the
Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties permitted hereunder, and (ii) Guaranties of Indebtedness permitted under Section 8.2.1(vi).

                         8.2.4  Loans and Investments.
                                ---------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                         (i) trade credit  extended on usual and customary terms
in the ordinary course of business;

                         (ii) advances to employees to meet expenses incurred by
such employees in the ordinary course of business;

                         (iii) Permitted Acquisitions;

                         (iv) Permitted Investments;

                         (v)  loans,  advances  and  investments  in other  Loan
Parties, provided however, that additional loans, advances and investments in Action Rent-to-Own Holdings of South Carolina, Inc., a South Carolina
corporation,  shall be limited to $500,000 in the aggregate;  and  .........(vi)
the existing investment of $7,500,000 for the seventy percent (70%) ownership interest of the Borrower in dPi Teleconnect, L.L.C., a Delaware limited liability company ("dPi"), and loans and advances not in excess of $4,350,000 to dPi, provided however, that the Loan Parties' ownership interests in dPi and the note obligations of dPi to the Loan Parties shall continue to be pledged to the Administrative Agent for the benefit of the Lenders. For purposes of this Credit Agreement, the financial results of dPi shall be included in the consolidated financial statements of the Borrower, as determined and consolidated in accordance with GAAP, but dPi shall not otherwise constitute a Subsidiary subject to the terms and conditions of this Credit Agreement and the Loan Documents which relate to the Subsidiaries of the Loan Parties.

                         8.2.5  Dividends and Related Distributions.
                                -----------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except that the Loan Parties may make dividends or other distributions payable to another Loan Party.

                         8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.
                                --------------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                                (1) any Loan Party other than the  Borrower  and
the Co-Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, provided, that Borrower and the Co-Borrower shall deliver to the Administrative Agent copies of the applicable merger or consolidation documentation within five (5) Business Days after the effective date of such merger or consolidation and the appropriate Loan Parties shall promptly thereafter (but in no event in less than five (5) Business Days after the Administrative Agent's request therefore) execute and deliver to the Administrative Agent new UCC-1 financing statements or amendments to filed UCC-1 financing statements, as appropriate in the discretion of the Administrative Agent, and take such other action as is necessary to maintain first priority Liens in the assets of the parties to such merger or consolidation;

                                (2) with the prior  written  consent  of all the
Lenders, any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

                                    (i)  such  Person  shall  be a  corporation,
limited liability company or other entity with respect to applicable state law providing that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

                                    (ii) if the Loan Parties are  acquiring  the
ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with Section 11.18 on or before the date of such Permitted Acquisition,

                                    (iii)  the  board  of   directors  or  other
equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Lenders written evidence of such approval prior to such Permitted Acquisition,

                                    (iv) the business acquired,  or the business
conducted by the Person whose ownership interests are being acquired, as applicable, (x) shall be substantially the same as the Line of Business (y) shall have Consolidated Cash Flow from Operations, as measured for the four fiscal quarters of such business preceding the date of the acquisition, of at least $1.00, and (z) shall comply with Section 8.2.10,

                                    (v) no Potential Default or Event of Default
shall exist immediately prior to and after giving effect to such Permitted Acquisition,

                                    (vi) the Borrower and the Co-Borrower  shall
have given the Administrative Agent quarterly compliance certificate of the Borrower in the form of Exhibit 8.3.4 which evidences that after giving effect to the Permitted Acquisition and any Loans to be made in connection therewith, the Borrower is not in default with respect the covenants set forth in Section 8.2.16,

                                    (vii)  any  Consideration  given by the Loan
Parties in the form of Indebtedness to be paid at a date after the closing date of the Permitted Acquisition shall be subordinated to the Loans and other Obligations on terms and conditions satisfactory to the Administrative Agent, and

                                    (viii) the Loan Parties shall have delivered
to the Lenders such opinions of counsel in form and substance satisfactory to the Administrative Agent or such other evidence as shall be satisfactory to the Administrative Agent in its sole discretion that the Loan Parties are in compliance with all applicable Law in any additional states in which the Loan Parties do business after the consummation of the Permitted Acquisition; and

                                (3) the Borrower or the  Co-Borrower may acquire
assets of retail store sites from Persons in the same Line of Business as the Loan Parties in the ordinary course of business as permitted under Section 8.2.7(iv).

                         8.2.7  Dispositions of Assets or Subsidiaries.
                                --------------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                                (i) transactions involving the sale of inventory
in the ordinary course of business;

                                (ii)  any  sale,  transfer,  rental  or lease of
assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business, including, without limitation, assets relating to closings of retail store sites of the Loan Parties, so long as the net after-tax cash proceeds (as reasonably estimated by the Borrower and the Co-Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.5.2;

                                (iii) any sale,  transfer  or lease of assets by
any wholly owned Subsidiary of such Loan Party to another Loan Party;

                                (iv) any  sale,  transfer  or lease of assets in
the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15, including, without limitation, the exchange of assets of retail store sites of the Loan Parties for assets of retail store sites of Persons in the same Line of Business as the Loan Parties, provided (x) such substitute assets are subject to the Lenders' Prior Security Interest and (y) the net after-tax cash proceeds, if any (as reasonably estimated by the Borrower and the Co-Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.5.2 above; or

                                (v) any sale, transfer or lease of assets, other
than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrower and the Co-Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of
Section 5.5.2 above.

                         8.2.8  Affiliate Transactions.
                                ----------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

                         8.2.9  Subsidiaries, Partnerships and Joint Ventures.
                                ---------------------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18, provided that the Required Lenders shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Administrative Agent for the benefit of the Lenders in the assets held by, and stock of or other ownership interests in, such Subsidiary; and (iii) the investment in dPi permitted in accordance with Section 8.2.4(vi). Each of the Loan Parties shall not become or agree to
(1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company (other than the investment in dPi permitted in accordance with Section 8.2.4(vi)), except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                         8.2.10  Continuation of or Change in Business.
                                 -------------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, engage in any business other than the Line of Business substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

                         8.2.11  Plans and Benefit Arrangements.
                                 ------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to:

                                (i)  fail  to  satisfy   the   minimum   funding
requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                                (ii) request a minimum  funding  waiver from the
Internal Revenue Service with respect to any Plan;

                                (iii)  engage in a Prohibited  Transaction  with
any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                                (iv)  permit  the  aggregate  actuarial  present
value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                                (v) fail to make  when due any  contribution  to
any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                                (vi) withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                                (vii)  terminate,  or institute  proceedings  to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                                (viii)  make  any  amendment  to any  Plan  with
respect to which security is required under Section 307 of ERISA; or

                                (ix) fail to give any and all  notices  and make
all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                         8.2.12  Fiscal Year.
                                 -----------

                         The Borrower and the  Co-Borrower  shall not, and shall
not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30.

                         8.2.13  Issuance of Stock.
                                 -----------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except that the Borrower may issue additional Shares of capital stock and warrants (i) for Permitted Acquisitions in accordance with the provisions of Section 8.2.6(2),
(ii) for distribution to employees as provided for under the stock option plans and 401(k) plans set forth on Schedule 6.1.21 as in effect on the Closing Date,
(iii) in connection with the Mass Mutual Warrants, (iv) pursuant to the requirements of Section 8.1.14, and (v) if the net cash proceeds of the issuance are used by the Borrower to reduce (a) the Loans outstanding under this Agreement, and (b) the Commitments of the Lenders.

                         8.2.14  Changes in Organizational Documents.
                                 -----------------------------------

                         Each of the Loan  Parties  shall  not,  and  shall  not
permit any of its Subsidiaries to, amend in any respect its certificate or articles of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, articles of organization, operating agreement, regulations or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

                         8.2.15  Capital Expenditures and Leases.
                                 -------------------------------

                         Excluding the purchase of Rental  Merchandise,  each of
the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $20,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $1,000,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease (other than leases of retail store sites and motor vehicles), and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

                         8.2.16  Maximum Leverage Ratio (Total Funded Debt).
                                 ------------------------------------------

                         The Loan Parties shall not permit the Leverage Ratio of
the Borrower and its Subsidiaries, as calculated at the end of each fiscal quarter of the Borrower, to exceed the ratios set forth below for the applicable periods set forth below.


                                     Period                                 Ratio

                    12/31/01                                            5.75 to 1.00

                    3/31/02                                             4.50 to 1.00

                    6/30/02                                             4.00 to 1.00

                    9/30/02 through 3/31/03                             3.50 to 1.00

                    6/30/03                                             3.25 to 1.00

                    9/30/03 and thereafter                              3.00 to 1.00




                         In calculating the Leverage Ratio, (x) the Consolidated
Cash Flow from Operations included in such calculation shall be determined as follows: (i) at December 31, 2001, for the fiscal quarter then ended, multiplied by four, (ii) at March 31, 2002, for the two fiscal quarters then ended multiplied by two, (iii) at June 30, 2002, for the three fiscal quarters then ended, multiplied by 1.33, and (iv) at September 30, 2002, and at the end of each fiscal quarter thereafter, for the four fiscal quarters then ended, and (y) Occupancy Expense included in such shall calculation shall be determined as follows: (i) at December 31, 2001, for the fiscal quarter then ended, multiplied by four, which product is then multiplied by three, (ii) at March 31, 2002, for the two fiscal quarters then ended multiplied by two, which product is then multiplied by three (iii) at June 30, 2002, for the three fiscal quarters then ended, multiplied by 1.33, which product is then multiplied by three, and (iv) at September 30, 2002, and at the end of each fiscal quarter thereafter, for the four fiscal quarters then ended, multiplied by three.

                         8.2.17  [Intentionally Omitted].
                                 -----------------------

                         8.2.18  Minimum Interest Coverage Ratio.
                                 -------------------------------

                         The Loan Parties shall not permit the Interest Coverage
Ratio of the Borrower and its Subsidiaries, as calculated at the end of each fiscal quarter of the Borrower, to be less than the ratios set forth below for the applicable periods set forth below.


                    Period                                   Ratio

   Closing Date through 12/31/01                        Not applicable

   3/31/02 through 6/30/02                               1.00 to 1.00

   9/30/02 through 12/31/02                              1.25 to 1.00

   3/31/03 and thereafter                                1.50 to 1.00


                         In  calculating  the  Interest   Coverage  Ratio,   the
Consolidated Adjusted Cash Flow from Operations and interest expense included in such calculation shall be measured as follows: (i) at March 31, 2002, for the two fiscal quarters then ended, (ii) at June 30, 2002, for the three fiscal quarters then ended, and (iii) at September 30, 2002, and at the end of each fiscal quarter thereafter, for the four fiscal quarters then ended.

                         8.2.19  Minimum Net Worth.
                                 -----------------

                         The Borrower shall not at any time permit  Consolidated
Net Worth to be less than the Base Net Worth.

                         8.2.20  Fixed Charge Coverage Ratio.
                                 ---------------------------

                         The Loan  Parties  shall not  permit  the Fixed  Charge
Coverage Ratio of the Borrower and its Subsidiaries, as calculated at the end of each fiscal quarter of the Borrower, to be less than the ratios set forth below for the applicable periods set forth below.


                    Period                                        Ratio

         Closing Date through 12/31/01                         Not applicable

            3/31/02 through 6/30/02                             0.75 to 1.00

            9/30/02 and thereafter                              1.00 to 1.00


                         In calculating  the Fixed Charge  Coverage  Ratio,  the
Consolidated Cash Flow from Operations and the Fixed Charges expense included in such calculation shall be measured as follows: (i) at March 31, 2002, for the two fiscal quarters then ended, (ii) at June 30, 2002, for the three fiscal quarters then ended, and (iii) at September 30, 2002, and at the end of each fiscal quarter thereafter, for the four fiscal quarters then ended.

                         8.2.21  Rental Merchandise Usage.
                                 ------------------------

                         The Loan  Parties  shall  not  permit  the value of the
Rental Merchandise under lease pursuant to Rental Contracts to be less than 77% of the total value of Rental Merchandise held for rental under rental contracts, as measured at the end of each fiscal quarter of the Borrower commencing September 30, 2001 and thereafter. For purposes of this Section 8.2.21, the value of the Rental Merchandise shall be as it is recorded on the books and records of the Loan Parties, determined in accordance with GAAP and the value of any jewelry shall be excluded from all calculations made. The Loan Parties shall not permit the value of idle jewelry to exceed 7.5% of the total value of Rental Merchandise, as measured at the end of each fiscal quarter of the Borrower commencing September 30, 2001.

                    8.3  Reporting Requirements.
                         ----------------------

                    The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

                         8.3.1  Monthly Financial Statements.
                                ----------------------------

                         As soon as  available  and in any event  within  thirty
(30) calendar days after the end of each calendar month, the Borrower's financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such month and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive
Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                         8.3.2  Quarterly Financial Statements.
                                ------------------------------

                         As soon as available and in any event within forty-five
(45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, the quarterly report of Form 10-Q for the Borrower and its consolidated financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                         8.3.3  Annual Financial Statements.
                                ---------------------------

                         As soon as  available  and in any event  within  ninety
(90) days after the end of each fiscal year of the Borrower, the annual report on Form 10-K for the Borrower and its consolidated financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by PriceWaterhouseCoopers L.L.P. or such other independent certified public accountants of comparable nationally recognized standing satisfactory to the Administrative Agent in its reasonable judgment. The consolidating statement of income shall include a schedule detailing the income by each retail location of the Loan Parties. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Administrative Agent and the Lenders substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.4 with respect to such financial statements and (ii) to the effect that the Lenders are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Lenders on such accountants' behalf.

                         8.3.4  Certificate of the Borrower.
                                ---------------------------

                         Concurrently  with  the  financial  statements  of  the
Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.2 and 8.3.3, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to
Section 8.3.6, (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2.

                         8.3.5  Weekly Cash Flow Forecast.
                               -------------------------

                         At least once each week and as  otherwise  requested by
the Administrative Agent, provide to the Lenders a forecast which details the Loan Parties' anticipated cash flows, including without limitation, anticipated receipts, expenditures and borrowings of Revolving Credit Loans. Each such forecast shall be accompanied by a summary report of the Loan Parties of the actual receipts, expenditures and borrowings of Revolving Credit Loans for the previous week and a comparison of such results to the forecast previously delivered for such week. Each cash flow forecast shall provide a forecast for the next succeeding four weeks.

                         8.3.6  Notice of Default.
                                -----------------

                         Promptly  after  any  officer  of any  Loan  Party  has
learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

                         8.3.7  Notice of Litigation.
                                --------------------

                         Promptly  after any Loan Party  receives  notice of the
commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $100,000 or which if adversely determined would constitute a Material Adverse Change; within forty-five (45) calendar days after the end of each fiscal quarter in each fiscal year, a litigation report in form satisfactory to the Agent which provides the status of all litigation in which any Loan Party is a defendant for which the amount at issue, individually or in the aggregate, is in excess of $1,000,000.

                         8.3.8  Certain Events.
                                --------------

                         Written notice to the Administrative Agent:

                                (i) at least  fourteen  (14) calendar days prior
thereto,  with  respect to any proposed  sale or transfer of assets  pursuant to
Section 8.2.7(ii),(iv) or (v);

                                (ii) within the time limits set forth in Section
8.2.14, any amendment to the organizational documents of any Loan Party;

                                (iii) at least fourteen (14) calendar days prior
thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement, other than changes resulting from the consummation of a Permitted Acquisition; and

                                (iv) at  least  five  (5)  calendar  days  prior
thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement resulting from the consummation of a Permitted Acquisition.

                         8.3.9 Budgets, Forecasts, Other Reports and Information
                               -------------------------------------------------

                         Promptly upon becoming available to the Borrower:

                                (i)  the  annual  budget  and any  forecasts  or
projections of the Borrower, to be supplied not later than sixty (60) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                                (ii) any reports  including  management  letters
submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                                (iii) any reports,  notices or proxy  statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                                (iv)  regular  or  periodic  reports,  including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                                (v) a copy of any  order  in any  proceeding  to
which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

                                (vi) such other reports and  information  as any
of the Lenders may from time to time reasonably request. The Borrower shall also notify the Lenders promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                         8.3.10 Notices Regarding Plans and Benefit Arrangements
                                ------------------------------------------------

                                8.3.10.1 Certain Events.
                                         --------------

                                Promptly upon becoming  aware of the  occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                (i) any  Reportable  Event  with  respect to the
Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                                (ii)  any  Prohibited  Transaction  which  could
subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                                (iii)  any  assertion  of  material   withdrawal
liability with respect to any Multiemployer Plan,

                                (iv) any partial or complete  withdrawal  from a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                (v) any cessation of operations (by the Borrower
or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                (vi)  withdrawal  by the  Borrower  or any other
member of the ERISA Group from a Multiple Employer Plan,

                                (vii) a  failure  by the  Borrower  or any other
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                                (viii) the  adoption of an  amendment  to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                (ix) any change in the actuarial  assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                                8.3.10.2 Notices of Involuntary Termination and
                                         Annual Reports.
                                         --------------------------------------

                                Promptly  after receipt  thereof,  copies of (a)
all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                                8.3.10.3 Notice of Voluntary Termination.
                                         -------------------------------

                                Promptly upon the filing thereof,  copies of any
Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT
                                      -------

                    9.1  Events of Default.
                         -----------------

                    An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                         9.1.1  Payments Under Loan Documents.
                                -----------------------------

                         The  Borrower or either  Co-Borrower  shall fail to pay
any principal of any Loan (including mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents after such principal or other amount becomes due in accordance with the terms hereof or thereof, or the Borrower or either Co-Borrower shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing within five calendar days after such interest becomes due in accordance with the terms hereof;

                         9.1.2  Breach of Warranty.
                                ------------------

                         Any  representation or warranty made at any time by any
of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                         9.1.3 Breach of Negative Covenants or Visitation Rights
                               -------------------------------------------------

                         Any of the Loan Parties shall default in the observance
or  performance of any covenant  contained in Section  8.1.6,  8.1.14 or Section
8.2;

                         9.1.4  Breach of Other Covenants.
                                -------------------------

                         Any of the Loan Parties shall default in the observance
or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

                         9.1.5  Defaults in Other Agreements or Indebtedness.
                                --------------------------------------------

                         A default or event of default  shall  occur at any time
under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $300,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                         9.1.6  Final Judgments or Orders.
                                -------------------------

                         Any final  judgments or orders for the payment of money
in excess of $100,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty
(30) days from the date of entry, or any one or more of the Loan Parties shall be liable and obligated to pay cash on account of any judgments or settlements of claims and lawsuits which individually or in the aggregate exceed the insurance coverage available for such judgments or settlements by an amount in excess of $1,000,000;

                         9.1.7  Loan Document Unenforceable.
                                ---------------------------

                         Any of the Loan  Documents  shall  cease  to be  legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                         9.1.8  Uninsured Losses; Proceedings Against Assets.
                                --------------------------------------------

                         There shall occur any material  uninsured  damage to or
loss, theft or destruction of any of the Collateral in excess of $250,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                         9.1.9  Notice of Lien or Assessment.
                                ----------------------------

                         A notice of Lien or  assessment  in excess of  $100,000
which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                         9.1.10  Insolvency.
                                 ----------

                         Any Loan Party or any Subsidiary of a Loan Party ceases
to be solvent or admits in writing its inability to pay its debts as they mature;

                        9.1.11 Events Relating to Plans and Benefit Arrangements
                               -------------------------------------------------

                         Any of the following occurs:  (i) any Reportable Event,
which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Borrower's or either Co-Borrower's liability is likely to exceed 10% of Consolidated Net Worth less intangibles; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
(vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                         9.1.12  Cessation of Business.
                                 ---------------------

                         Any Loan Party or  Subsidiary of a Loan Party ceases to
conduct its  business  as  contemplated,  except as  expressly  permitted  under
Section 8.2.6 or 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                         9.1.13  Change of Control.
                                 -----------------

                         (i)  An  Acquiring  Person  shall  have  acquired,   or
obtained the right to acquire, legal or beneficial ownership of 50% or more of the outstanding shares of the Voting Stock of the Borrower; (ii) all the outstanding partnership interests and capital stock, as the case may be, of either Co-Borrower shall cease to be owned beneficially and of record by the Borrower, the Borrower's direct and indirect wholly-owned Subsidiaries or some combination of the foregoing, or (iii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

                         9.1.14  Involuntary Proceedings.
                                 -----------------------

                         A  proceeding  shall  have been  instituted  in a court
having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                         9.1.15  Voluntary Proceedings.
                                 ---------------------

                         Any Loan  Party or  Subsidiary  of a Loan  Party  shall
commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                    9.2  Consequences of Event of Default.
                         --------------------------------

                         9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
                                -----------------------------------------

                         If an Event of Default  specified  under Sections 9.1.1
through 9.1.13 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower and the Co-Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower and the Co-Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower and the Co-Borrower to, and the Borrower and the Co-Borrower shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower and the Co-Borrower hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the Borrower and the Co-Borrower; and

                         9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.
                                ----------------------------------------

                         If an Event of Default  specified  under Section 9.1.14
or 9.1.15 shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower and the Co-Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                         9.2.3  Set-off.
                                -------

                         If an Event of Default  shall occur and be  continuing,
any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 10.13 and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the Co-Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower, the Co-Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower, the Co-Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower, the Co-Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

                         9.2.4  Suits, Actions, Proceedings.
                                ---------------------------

                         If an Event of Default  shall occur and be  continuing,
and whether or not the Administrative Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Administrative Agent or any Lender, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Lender; and

                         9.2.5  Application of Proceeds.
                                -----------------------

                         From and  after  the date on which  the  Administrative
Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

                                (i) first, to reimburse the Administrative Agent
and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                                (ii)   second,   to   the   repayment   of   all
Indebtedness then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                                (iii) the balance, if any, as required by Law.

                         9.2.6  Other Rights and Remedies.
                                -------------------------

                         In addition to all of the rights and remedies contained
in this Agreement or in any of the other Loan Documents (including the Mortgage), the Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

                    9.3  Notice of Sale.
                         --------------

                    Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower and the Co-Borrower.

                                  10.THE AGENT
                                     ---------

                    10.1  Appointment.
                          -----------

                    Each Lender hereby irrevocably designates, appoints and authorizes National City to act as Administrative Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. National City agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement.

                    None  of the  Lenders  identified  on  the  facing  page  or signature pages of this Agreement as "Documentation Agent" or "Syndication Agent" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as "Documentation Agent" or "Syndication Agent' shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied and will not rely on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                    10.2  Delegation of Duties.
                          --------------------

                    The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

                    10.3  Nature of Duties; Independent Credit Investigation.
                          --------------------------------------------------

                    The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

                    10.4 Actions in Discretion of Administrative Agent; Instructions from the Lenders.
                          ----------------------------------------------

                    The Administrative Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein, provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 10.6. Subject to the provisions of Section 10.6, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

                    10.5  Reimbursement and Indemnification of
                          Administrative Agent.
                          ------------------------------------

                    The Borrower and the Co-Borrower unconditionally agree to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrower and the Co-Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct, or if the Borrower and the Co-Borrower were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrower and the Co-Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower and the Co-Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower and the Co-Borrower, which shall not be unreasonably withheld. In addition, the Borrower and the Co-Borrower agree to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

                    10.6  Exculpatory Provisions; Limitation of Liability.
                          -----------------------------------------------

                    Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Administrative Agent or any of their respective Subsidiaries against the Administrative Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Administrative Agent and each Lender hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

                    10.7 Reimbursement and Indemnification of Administrative Agent by Lenders.
                          ---------------------------------------------------

                    Each Lender agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and the Co-Borrower and without limiting the Obligation of the Borrower and the Co-Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements, including reasonable attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and the Co-Borrower and without limiting the Obligation of the Borrower and the Co-Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower and the Co-Borrower to the Administrative Agent in connection with the Administrative Agent's periodic audit of the Loan Parties' books, records and business properties.

                    10.8  Reliance by Administrative Agent.
                          --------------------------------

                    The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                    10.9  Notice of Default.
                          -----------------

                    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Lender, the Borrower or the Co-Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

                    10.10  Notices.
                           -------

                    The Administrative Agent shall promptly send to each Lender a copy of all notices received from the Borrower and the Co-Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower, the Co-Borrower and the other Lenders of each change in the Base Rate and the effective date thereof. Upon the request of any Lender, the Administrative Agent shall provide such Lender with any report provided by the Borrower and the Co-Borrower to the Administrative Agent pursuant to the provisions of this Agreement or the Loan Documents which are not required to be provided to all the Lenders.

                    10.11  Lenders in Their Individual Capacities.
                           --------------------------------------

                    With  respect  to  its  Revolving  Credit  Commitment,   the
Revolving Credit Loans, the Term Loan A Commitment, the Term Loan A, the Term Loan B Commitment and the Term Loan B made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. National City and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                    10.12  Holders of Notes.
                           ----------------

                    The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                    10.13  Equalization of Lenders.
                           -----------------------

                    The Lenders and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3, 5.4.3 or 5.6. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

                    10.14  Successor Administrative Agent.
                           ------------------------------

                    The Administrative Agent (i) may resign as Administrative Agent or (ii) shall resign if such resignation is requested by the Required Lenders (if the Administrative Agent is a Lender, the Administrative Agent's Loans and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 5.4.3, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower and the Co-Borrower. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower and the Co-Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Lenders of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower and the Co-Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Lenders appoint and the Borrower and the
Co-Borrower consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

                    10.15    Availability of Funds.
                             ---------------------

                    The Administrative Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or (2) 24 hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower and the Co-Borrower (whether using its own funds pursuant to this
Section 10.15 or using proceeds deposited with the Administrative Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the
Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower and the Co-Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower and the Co-Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and the Co-Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.

                    10.16  Calculations.
                           ------------

                    In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrower, the Co-Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

                    10.17  Beneficiaries.
                           -------------

                    Except as expressly  provided herein, the provisions of this
Section 10 are solely for the benefit of the Administrative Agent, the other Managing Agents and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                11. MISCELLANEOUS
                                    -------------

                    11.1  Modifications, Amendments or Waivers.
                          ------------------------------------

                    With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower and the Co-Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:

                         11.1.1  Increase of Commitment; Extension or
                                 Expiration Date.
                                 -----------------------------------------------

                         Increase the amount of the Revolving Credit Commitment,
the Term Loan A Commitment or the Term Loan B Commitment of any Lender hereunder without such Lender's written consent, or extend the Expiration Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date.;

                         11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms
                                 of Payment.
                                 -----------------------------------------------

                         Whether  or not any Loans are  outstanding,  extend the
time for any regularly scheduled payment (it is acknowledged that a mandatory prepayment of a Loan, and any Commitment reduction in connection with such mandatory prepayment, is not a "regularly scheduled payment" of such Loan) of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, or otherwise affect the terms of any regularly scheduled payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Lender;

                         11.1.3  Release of Collateral or Guarantor.
                                 ----------------------------------

                         Except for sales of assets  permitted by Section 8.2.7,
release any Collateral, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                         11.1.4  Miscellaneous
                                 -------------

                         Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.6
[Exculpatory  Provisions,  etc.]  or 10.13  [Equalization  of  Lenders]  or this
Section 11.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder;

                         provided, further, that no agreement, waiver or consent
which would modify the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Administrative Agent; provided further, that notwithstanding any provision of this Section 11.1 to the contrary, during the Syndications Period any provision of this Agreement that affects the structure, terms or pricing of the Term Loans B or the Term Loan B Commitments (including, without limitation, the interest rates or interest rate margins applicable thereto and the amortization of the Term Loans B subsequent to the occurrence of the Expiration Date and the Term Loan A Maturity Date) may be amended, modified or waived with the written consent of
(i) the holders of one hundred percent (100%) of the Term Loans B outstanding (or, if no Term Loans B are outstanding, one hundred percent (100%) of the Term Loan B Commitments), (ii) the Administrative Agent, and (iii) the Borrower and the Co-Borrower, for themselves and on behalf of the Loan Parties, except that in no event may the amount of the Term Loan B Commitments or the Term Loans B be reduced pursuant to any such amendment, modification or waiver.

                    11.2 No Implied Waivers; Cumulative Remedies; Writing Required.
                          -----------------------------------------

                    No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                    11.3  Reimbursement and Indemnification of Lenders; Taxes.
                          ---------------------------------------------------

                    The Borrower and the Co-Borrower agree  unconditionally upon demand to pay or reimburse to each Lender (other than the Administrative Agent, as to which the Borrower's and the Co-Borrower' Obligations are set forth in
Section 10.5) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Lender), incurred by such Lender (a) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (b) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrower and the Co-Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if the Borrower and the Co-Borrower were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower and the Co-Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower and the Co-Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower and the Co-Borrower, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower and the Co-Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Administrative Agent if appropriate under the circumstances. The Borrower and the Co-Borrower agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower and the Co-Borrower agree unconditionally to save the Administrative Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                    11.4  Holidays.
                          --------

                    Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

                    11.5  Funding by Branch, Subsidiary or Affiliate.
                          ------------------------------------------

                          11.5.1  Notional Funding.
                                  ----------------

                          Each  Lender  shall  have the right from time to time,
without notice to the Borrower or the Co-Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower and the Co-Borrower to such other office), and as a result of such change, the Borrower and the Co-Borrower would not be under any greater financial obligation pursuant to Section 5.6 than they would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

                          11.5.2  Actual Funding.
                                 --------------

                          Each Lender  shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this
Section 11.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower and the Co-Borrower hereunder or require the Borrower and the Co-Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

                    11.6  Notices.
                          -------

                    All  notices,  requests,   demands,   directions  and  other
communications (as used in this Section 11.6, collectively referred to as "Notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All Notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered Notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic Notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that Notices to the Administrative Agent shall not be effective until received. Any Lender giving any Notice to any Loan Party shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such Notice.

                    11.7  Severability.
                             ------------

                    The   provisions  of  this  Agreement  are  intended  to  be
severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                    11.8  Governing Law.
                          -------------

                    Each Letter of Credit and Section 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                    11.9  Prior Understanding.
                          -------------------

                    This Agreement, the other Loan Documents and the letter agreement dated October 5, 2001, between the Administrative Agent and the Borrower supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

                    11.10  Duration; Survival.
                           ------------------

                    All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2 and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower and the Co-Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower and the Co-Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 and Sections 10.5, 10.7 and 11.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

                    11.11  Successors and Assigns.
                           ----------------------

                          (i) This  Agreement  shall be  binding  upon and shall
inure to the benefit of the Lenders, the Administrative Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower, the Co-Borrower and the Administrative Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower or the Co-Borrower shall be required in the case of an assignment by a Lender to an Affiliate of such Lender or to the extent an Event of Default has occurred and is continuing, and (2) assignments may not be made in amounts less than $1,000,000. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and the Assignor shall be relieved from all obligations and liabilities which accrue after the Assignment and based upon the Commitment and related rights assigned to the Assignee. Upon surrender of any Note subject to such assignment, the Borrower and the Co-Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment, the Term Loan A or the Term Loan B assumed by it and a new Revolving Credit Note, Term Note A or Term Note B to the assigning Lender in an amount equal to the Revolving Credit Commitment, Term Loan A or Term Loan B retained by it hereunder. The assigning Lender shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section
9.2.3 (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1, 11.1.2, or 11.1.3), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation.

                          (ii)  Any  assignee  or   participant   which  is  not
incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Co-Borrower and the Administrative Agent the form of certificate described in Section 11.17 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12.

                          (iii)  Notwithstanding  any  other  provision  in this
Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower, the Co-Borrower or the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

                    11.12  Confidentiality.
                           ---------------

                          (i) The  Administrative  Agent  and the  Lenders  each
agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower and the Co-Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, Affiliates, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality; (ii) in connection with the exercise, preservation or protection of any right or remedy under the Credit Agreement, applicable law or in equity, including without limitation in connection with any litigation or any proof of claim, adequate protection, relief from stay or other proceeding in any bankruptcy case; (iii) in connection with the defense of any claim, counterclaim, crossclaim or cause of action commenced or threatened to be commenced against the Administrative Agent or any Lender, or its or their counsel, including without limitation any litigation, arbitration or administrative proceeding; (iv) to potential assignees and participants as contemplated by Section 11.11; (v) to the extent requested by any bank regulatory authority or, with notice to the Borrower and the Co-Borrower (to the extent permitted by applicable Law), as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement; (vi) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions; or (vii) if the Borrower or the Co-Borrower shall have consented to such disclosure.

                          (ii)   Pursuant   to  Section   11.12  of  the  Credit
Agreement, the Borrower and the Co-Borrower hereby designate as confidential information all information pertaining to E&Y Reviews as confidential and to treat and use all such information as confidential information in accordance with the provisions of Section 11.12 thereof. Without limiting the generality of the foregoing, the parties hereto agree that confidential information includes all oral and written communications concerning the review by Ernst & Young, LLP ("E&Y") of (1) certain financial projections the Borrower and Co-Borrower and
(2) the books and records of the Loan Parties (the "E&Y Reviews") between or among any of the parties hereto, any member of the Audit Committee of the Borrower (the "Audit Committee"), any members of the Board of Directors of the Borrower (the "Board of Directors")who are not employees of the Borrower or Co-Borrower (the "Outside Directors"), E&Y or any of their respective counsel (collectively, the "Financial Confidential Information").

                          (iii) Upon receipt by any of the parties  hereto,  the
Audit Committee, the Outside Directors or any of their respective counsel of any request by any third party or service of legal process (including subpoena) upon any such person or entity to divulge any Financial Confidential Information (collectively, a "Demand"), the person or entity upon whom such Demand is made, will promptly inform counsel set forth in item (v) below, the Audit Committee and the Outside Directors, and where applicable provide a copy of any such Demand to counsel at the addresses listed below and to the Borrower and Co-Borrower in the manner provided in Section 11.6 of the Credit Agreement, so that the Audit Committee and the Outside Directors and their counsel, the Borrower or Co-Borrower may, at no cost to the Administrative Agent or any Lender, take all steps deemed necessary to prevent the disclosure of the requested Financial Confidential Information.

                          (iv) Solely  with  respect to  Financial  Confidential
Information, the Audit Committee and the Outside Directors shall be a beneficiary of the rights and protections of the provisions of this Section 11.12.

                          (v)  Copies  of the  Demands  are to be  forwarded  to
counsel via facsimile, as follows:

                               (1) Buchanan Ingersoll Professional Corporation One Oxford Centre, 20th Floor
                                    301 Grant Street
                                    Pittsburgh, PA  15219-1410
                                    (412) 562-3927
                                    (412) 562-1041 (Fax)
                                    Attention:  Thomas S. Galey, Esq.

                               (2)  To:
                                    Counsel to the Audit Committee
                                    and Outside Directors
                                    Ross & Hardies
                                    65 E. 55th Street
                                    New York, NY  10022
                                    (212) 715-6275 (Fax)
                                    Attention:  Menachem Rosenzaft, Esq.


                    11.13  Counterparts.
                           ------------

                    This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

                    11.14  Administrative Agent's or Lender's Consent.
                           ------------------------------------------

                    Whenever the Administrative Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan
Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

                    11.15  Exceptions.
                           ----------

                    The  representations,  warranties  and  covenants  contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

                    11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                    EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

                    11.17  Tax Withholding Clause.
                           ----------------------

                    Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower, the Co-Borrower and the Administrative Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to the Borrower, the Co-Borrower and the Administrative Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower and the Co-Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower, the Co-Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower, the Co-Borrower or the Administrative Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

                    11.18  Joinder of Guarantors.
                           ---------------------

                    Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.6 or Section 8.2.9 shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in all assets held by such Subsidiary and in the stock or other ownership interests of such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within five (5) Business Days after the date of the acquisition of the Subsidiary or the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                    11.19  Joint and Several Liability of Borrower
                           and Co-Borrower.
                           -----------------------------------------------------

                    The Obligations of the Borrower and the Co-Borrower under this Agreement, the Notes and the Loan Documents to which the Borrower and the Co-Borrower are parties shall be joint and several obligations and liabilities of the Borrower and the Co-Borrower, and such Obligations may be enforced by the Administrative Agent and the Lenders in their sole discretion against the Borrower and either Co-Borrower either individually in any action brought against the Borrower or either Co-Borrower or jointly in any action brought against both the Borrower and one or more Co-Borrower For purposes of advancing funds, rendering statements, receiving requests from, or otherwise communicating with the Borrower and the Co-Borrower or in the Administrative Agent's administration of this Agreement and the related transactions, the Co-Borrower hereby authorizes the Administrative Agent to treat the Borrower as the sole agent for the Co-Borrower under the Loan Documents and to deal with it exclusively, and any act done or omitted or any document, certificate, or instrument executed or delivered by the Borrower shall be binding on each of them. To induce the Lenders to enter into this Agreement and to make advances of the Loans in the manner set forth in this Agreement, the Borrower and the Co-Borrower hereby represent, warrant, covenant and state to each of the Lenders that (i) the Borrower and the Co-Borrower share with the other common management and ownership, (ii) the Borrower and the Co-Borrower desire to utilize their borrowing potential on a consolidated basis to the full extent possible, and consistent with realizing such potential, to make available to the Lenders security commensurate with the amount and nature of their aggregate borrowings,
(iii) the Borrower and the Co-Borrower have determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement and that under a joint and several loan facility it is able to obtain financing on terms more favorable than otherwise available to it separately, and
(iv) the Borrower and the Co-Borrower have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

                    Until indefeasible payment in full of the Loans and termination of all Letters of Credit and Commitments, the Borrower and the Co-Borrower waive and agrees not to enforce any of the rights it may have against the Borrower or any Co-Borrower, including, but not limited to: (i) any right to be subrogated in whole or in part to any right or claim with respect to any Obligations or any portion thereof owed to the Lenders which might otherwise arise from payment by the Borrower or the Co-Borrower on the account of the Obligations or any portion thereof until all the Obligations are indefeasibly paid in full and the Letters of Credit and Commitments have terminated; and (ii) any right of the Borrower or the Co-Borrower to require the marshalling of assets of the Borrower, the Co-Borrower or any Guarantor which might otherwise arise from payment by the Borrower, the Co-Borrower or any Guarantor to the Lenders on account of the Obligations or any portion thereof.

                    The Borrower and the Co-Borrower agree that the Administrative Agent and the Lenders may from time to time and as many times as the Administrative Agent and the Lenders, in their absolute discretion, deem appropriate, do any of the following without notice to the Borrower or the Co-Borrower and without adversely affecting the validity or enforceability of the joint and several liability of the Borrower and the Co-Borrower under this Agreement and the Notes: (i) release, surrender, exchange, compromise, or settle the Obligations or any portion thereof; (ii) change, renew, or waive the terms of the Obligations or any portion thereof; (iii) grant any extension or indulgence with respect to the payment to the Lenders of the Obligations or any portion thereof; (iv) enter into any agreement of forbearance with respect to the Obligations or any portion thereof; (v) release, surrender, exchange or compromise any security held by the Lenders for the Obligations; (vi) release any Person who is a Guarantor or surety or otherwise liable with respect to the Obligations or any portion thereof; and (vii) release, surrender, exchange or compromise any security or Lien held by the Administrative Agent for the benefit of the Lenders for the liabilities of any Person who is a Guarantor or surety for the Obligations or any portion thereof. The Borrower and the Co-Borrower agree that the Administrative Agent and the Lenders may do any of the above as they deem necessary or advisable, in their sole discretion, without giving any notice to the Borrower or the Co-Borrower, and that the Borrower and the Co-Borrower will remain jointly and severally liable for full payment to the Administrative Agent and the Lenders of the Obligations.

                    If the joint and several liability of either Co-Borrower under this Agreement would be held or determined to be void, invalid or unenforceable on account of the amount of the Co-Borrower's aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Lenders, the Borrower, the Co-Borrower or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which may be an amount which is not greater than the greater of:

                    (i) the fair consideration actually received by the Co-Borrower under the terms of and as a result of this Agreement and the related transactions, including, without limiting the generality of the foregoing, advances made to the Co-Borrower or the transfer of property to the Co-Borrower, or

                    (ii) ninety-five percent (95%) of the excess of (1) the amount of the fair saleable value of the assets of the Co-Borrower as of the date of this Agreement as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date thereof, over (2) the amount of all liabilities of the Co-Borrower as of the date of this Agreement, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date thereof.



                                                          SCHEDULE 1.1(A)

                                                           PRICING GRID

------------------------------------------------------------------------------------------------------------------------------
                            Revolving Credit and Term
                                      Loan A           Revolving Credit and Term
                               Euro-Rate Spread and              Loan A                Term Loan B        Term Loan B Base
                              Letter of Credit Fee*        Base Rate Spread*        Euro-Rate Spread*     Rate Spread rate*
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

Current Pay                            5.5%                       4.5%                    6.0%                  5.0%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

Payment in Kind                       4.5%**                     4.5%**                  5.0%**                5.0%**
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

Total Applicable Margin to            10.0%                       9.0%                    11.0%                 10.0%
be added to Euro-Rate or
Base Rate
------------------------------------------------------------------------------------------------------------------------------



         * The default rate in Section 4.3 may increase these interest rates.

         ** If the Leverage Ratio is less than or equal to 2.0 to 1.0, as calculated in accordance with Section 8.2.16, at the end of any fiscal quarter of the Borrower beginning with and subsequent to the fiscal quarter ended June 30, 2003, the Payment in Kind margin shall be reduced from 4.5% and 5.0% (as the case may be) to 2.0%, effective as of the first day of the month following the due date for the delivery of the Compliance Certificate evidencing such reduction in the Leverage Ratio on or after such date; provided however, that such margin shall be restored to 4.5% and 5.0% (as the case may be) if the Leverage Ratio is greater than 2.0 to 1.0 as calculated at the end of any subsequent fiscal quarter, such increase to be effective as of the first day of the month following the due date for the delivery of the Compliance Certificate evidencing such increase in the Leverage Ratio.